Exhibit 4.13

Wuhu Bona Jinyu Film Investment Center, L.P.

Limited Partnership Agreement

[   ]

TABLE OF CONTENTS

Article 1	Definitions	5

1.1	Definitions	5

Article 2	Establishment of Limited Partnership	10

2.1	Basis of Establishment	10
2.2	Name	10
2.3	Main Business Premise	10
2.4	Purpose and Business Scope	10
2.5	Partners	11
2.6	Term of Partnership	12
2.7	Initial Capital Increase	12
2.8	Subsequent Capital Increase	14

Article 3	Contribution Methods, Contribution Amount and Contribution Period	16

3.1	Contribution Methods	16
3.2	Subscribed Capital Contribution	16
3.3	Contribution	17

Article 4	Partners	24

4.1	Limited Partner	24
4.2	General Partner	27
4.3	Transition of Identity	27

Article 5	Partnership Business Execution	27

5.1	Partnership Business Execution	27
5.2	Requirements and Selection Process of Executive Partner	27
5.3	Powers of Executive Partner	27
5.4	Binding Effect of Executive Partner’s Action on the Partnership	29
5.5	Representative Appointed by Executive Partner	29
5.6	Key Person in Executive Partner’s Management Team	30
5.7	Compensation Liability of Executive Partner	31
5.8	Liability Limitation	31
5.9	Disclaimer	31
5.10	Authorization and AIC Registration Amendment	32
5.11	Conflict of Interests and Affiliated Transaction	33

Article 6	Expenses of Limited Partnership	35

6.1	Expenses of Limited Partnership	35
6.2	Establishment Fees	35

6.3	Management Fees	35
6.4	Escrow Fees	37
6.5	Finance Advisory Fees for Establishment	38
6.6	Finance and Auditing Fees	39
6.7	Meeting Expenses	39
6.8	Litigation and Attorney Fees	39
6.9	Professional Investment Institution Fees	39
6.10	Taxes	40
6.11	Liquidation Fees	40
6.12	Other Fees	40
6.13	Refund of Advancement	40
6.14	Cost Allocation	40
6.15	Investable Funds	41

Article 7	Investment Business	41

7.1	Investment Objective	41
7.2	Investment Strategies	41
7.3	Investment and Withdrawal	41
7.4	Investment Limitation	42
7.5	Escrow of Fund	43

Article 8	Partners’ Meeting	43

8.1	Partners’ Meeting	43
8.2	Advisory Committee	46

Article 9	Distribution and Loss Allocation	51

9.1.	Distribution	51
9.2	Non-cash Distribution	54
9.3	Non-Obligations of Interests Payment	54
9.4	Income Tax	54
9.5	The Allocations of Losses and Debts	54

Article 10	Representations and Warranties	55

10.1	Representations and Warranties of the Limited Partners	55
10.2	Representations and Warranties of the General Partner	55

Article 11	Accounting, Reports and Account	56

11.1	Accounting Year and Capital Account	56
11.2	Audit and Financial Report	56
11.3	Semiannual Report and Annual Report	56
11.4	Inspect Financial Books	56

Article 12	Transfer of Property Shares	57

12.1	Transfer of Property Shares Held by Limited Partners	57

12.2	Transfer of Property Shares Held by General Partner	59
12.3	Pledge of Property Shares	59

Article13	Withdrawal from the Partnership	59

13.1	Limited Partner’s Withdrawal from the Partnership	59
13.2	General Partner’s Withdrawal from the Partnership	62
13.3	Removing the Executive Partner	62
13.4	Joining the Partnership	63
13.5	AIC Registration Amendment	63

Article 14	Inheritance	64

14.1	Inheritance of Qualification of Limited Partners	64
14.2	Automatic Withdrawal	64
14.3	AIC Registration Amendment	65

Article 15	Dissolution and Liquidation	66

15.1	Dissolution	66
15.2	Liquidation	66
15.3	Liquidation Preference	67

Article 16	Breaching Liabilities	68

16.1	Breaching Liabilities	68

Article 17	Governing Law and Resolution of Disputes	68

17.1	Governing Law	68
17.2	Resolution of Disputes	68

Article 18	Miscellaneous	69

18.1	Notices	69
18.2	Force Majeure	70
18.3	Attachments	70
18.4	Headings	71
18.5	Severability	71
18.6	Confidentiality	71
18.7	Execution and Counterparts	71
18.8	Effective Date	72

Wuhu Bona Jinyu Film Investment Center, L.P.

Limited Partnership Agreement

This Limited Partnership Agreement (the “Agreement”) is made by and among Wuhu Bona Film Investment Management Co., Ltd. (the “General Partner”) and the limited Partners set forth in Schedule A attached hereto (the “Limited Partners”) on [   ].

The General Partner and the Limited Partners are collectively referred to as the “Partners” hereinafter.

Whereas the Partners intend to establish a Limited Partnership Enterprise to be engaged in investment business according to the Partnership Enterprise Law (as defined below) and other relevant laws and regulations.  After friendly consultation, the Partners agree to enter into this Agreement.

Article 1 Definitions

1.1                               Definitions

1.1.1                     Under this Agreement, unless otherwise stipulated, the following terms shall have the meaning set forth in this Article:

“Limited Partnership” or “Partnership” means Wuhu Bona Jinyu Film Investment Center, L.P. established by the Partners according to the Partnership Enterprise Law and other relevant laws and regulations and this Agreement.

“Bona Film” means Bona Film Group Co., Ltd. (PRC)

“Property Shares” means Partners’ shares in the Partnership.

“Schedule A” has the meaning set forth in Article 2.5.2 hereof.

“Business Day” means any day other than the statutory holidays of China and off days.

“AIC Registration Amendment” means any amendment to registration at the Administration of Industry and Commerce (“AIC”) and any other pre-approval, filing, and consultation procedure (if any) that shall be conducted upon occurrence of certain alteration regarding this Limited Partnership.

“Affiliate” means, with respect to a person, any individuals, corporations, commercial enterprises, Partnerships, joint ventures or other business enterprises that are (i) controlled by, (ii) controlling, or (iii) under common control with such person. For the avoidance of doubt, “control” means the ownership of more than 50% of the ownership interests.

“Management Fees” means the remuneration that shall be paid to the General Partner and/or the third party management agency appointed by the General Partner by the Limited Partnership in consideration of the management and other services provided by the General Partner and/or the third party management agency appointed by the General Partner to the Limited Partnership.

“Partnership Enterprise Law” refers to the Partnership Enterprise Law of the People’s Republic of China, which was amended and adopted by the Twenty-third Session of the Standing Committee of the Tenth National People’s Congress of the People’s Republic of China on August 27, 2006 and came into effect since June 1, 2007.

“Partners” include the General Partner and the Limited Partners.

“Subsequent Partner” has the meaning set forth in Article 2.8.1 hereof.

“Subsequent Capital Increase Interest” has the meaning set forth in Article 2.8.3 hereof.

“Subsequent Capital Increase Period” means the period from the execution of this Agreement to the expiration date of six-month period after Initial Capital Contribution Date, during which new Partners contribute the capital, or the Partners contribute additional capital, as determined by the General Partner. The General Partner may extend such period based on the status of the Partnership.

“First Installment of Subsequent Capital Increase” has the meaning set forth in Article 2.8.3 hereof.

“Contribution Deadline of First Installment of Subsequent Capital Increase” has the meaning set forth in Article 2.8.3 hereof.

“Subsequent Subscribed Capital Contribution” has the meaning set forth in Article 2.8.1 hereof.

“Liquid Investment” means purchase of fixed income products with the period less than one year, including bank deposit, state bonds, currency market funds, fixed profit or fixed income trust plans or asset management plans, and any other products approved by the advisory committee.

“Target Projects” means the film and television production projects.

“General Partner” or “Executive Partner” means Wuhu Bona Film Investment Management Limited, the sole General Partner or Executive Partner at the execution of this Agreement.

“Disqualification Notice” has the meaning set forth in Article 3.3.3 (2) hereof.

“Disqualified Breaching Partner” has the meaning set forth in Article 3.3.3 (2) hereof.

“Person” means any natural person, Partnership enterprise, company or other legal or economic entity.

“Subscription Legal Documents” means the legal documents that shall be executed and delivered by the investors upon subscription of the capital of the Limited Partnership, including but not limited to this Agreement and any other documents confirmed by the General Partner.

“Subscribed Capital Contribution” means the contribution in cash that a Partner commits to make into the Limited Partnership and accepted by the General Partner.

“Total Amount of Subscribed Capital Contribution” means the total amount of the contribution that all Partners commit to make into the Limited Partnership and accepted by the General Partner.

“Paid-in Capital Contribution” means the capital contribution actually paid by a Partner in cash into the Limited Partnership.

“Total Amount of Paid-in Capital Contribution” means the total amount of the capital contribution actually paid by all Partners in cash into the Limited Partnership.

“Non-Breaching Limited Partner” means the Limited Partner who has not breached this Agreement

“Initial AIC Registration Amendment” means the first AIC Registration Amendment after the establishment registration at AIC of the Limited Partnership to register the investors who executed this Agreement as Partners.

“Initial Closing Date” has the meaning set forth in Article 3.3.2 (1) hereof.

“Initial Capital Increase Period” has the meaning set forth in Article 2.7.1hereof.

“Contribution Deadline of First Installment of Initial Capital Increase” means the deadline for completing the contribution of the first installment of the Initial Capital Increase specified by the capital contribution notice issued by the General Partner in respect of the Initial Capital Increase.

“Ratio of First Installment” has the meaning set forth in Article 3.3.2(1) hereof.

“Contribution Deadline of First Installment” means the Contribution Deadline of First Installment of Initial Capital Increase, or the Contribution Deadline of First Installment of Subsequent Capital Increase.

“Special Limited Partner” means the wholly owned subsidiary of Bona Film.

“Effective Date of Withdrawal” means (i) the next day after the expiration of the Contribution Deadline of First Installment of the Limited Partnership in the event that a breaching Partner is compelled to withdraw due to delay in capital contribution; (ii) the date on which the withdrawal event occurs, in the event that any withdrawal event occurs; (iii) the date on which the assignment agreement is executed and delivered, in the event that a Partner transfers or assigns all of its Property Shares in the Limited Partnership in accordance with this Agreement.

“Escrow Agent” means the commercial bank entrusted by the Limited Partnership to receive and hold all property of the Limited Partnership.

“Escrow Account” refers to the account of the Limited Partnership maintained by the Escrow Agent.

“Breaching Partner” means the Partner who fails to perform the contribution obligation and/or other obligations under this Agreement.

“Project Investment” means the investment into the Target Projects made by the Limited Partnership itself or through Bona Film in accordance with applicable law and this Agreement.

“Ordinary Limited Partner” means the Partners except the Special Limited Partner in the Limited Partnership.

“Limited Partner” means the Limited Partners set forth in Schedule A hereto.

“Limited Partnership Expenses” means all expenses borne by the Limited Partnership in accordance with Article 6.

“Estimated Expenses” means the expenses borne by the Limited Partnership during the remaining period, including but not limited to the management fees, escrow fees, liquidation expenses and relevant taxes and any other costs and expenses.

“Original Investment Cost” means the actual investment amount made by the Limited Partnership in specific Target Project itself or through Bona Film, as set forth in the relevant investment agreement and the amendments thereto (if any).

“Assignor” has the meaning set forth in Article 12.1.2 hereof.

“Asset Management Project” means the Limited Partner registered with the AIC as asset manager, who subscribes for the Property Shares in the Limited Partnership with the entrusted capital of the asset management plan in accordance with the subscription conditions determined by the General Partner.

Article 2 Establishment of Limited Partnership

2.1                               Basis of Establishment

2.1.1                     Partners agree to jointly establish a limited partnership according to the Partnership Enterprise Law and this Agreement.

2.2                               Name

2.2.1                     The name of the Limited Partnership is Wuhu Bona Jinyu Film Investment Center, L.P., hereinafter referred to as the “Limited Partnership”.

2.3                               Main Business Premise

2.3.1                     The main business premise of the Limited Partnership is at [   ].

2.3.2                     The General Partner is entitled to change the main business premise of the Limited Partnership, provided that the General Partner shall give prior written notice to the Limited Partners and complete the AIC Registration Amendment accordingly.  As required by the applicable laws and the governmental authorities, the Limited Partners must unconditionally execute and deliver the relevant legal documents in connection with the AIC Registration Amendment following the instructions of the General Partner.

2.4                               Purpose and Business Scope

2.4.1                    The purpose of the Limited Partnership is to engage in investment in accordance with applicable law and this Agreement, and create outstanding value and profits for the Partners.

2.4.2                     The business scope of the Limited Partnership is as follows: [   ].

2.5                               Partners

2.5.1                     The General Partner of the Limited Partnership is Wuhu Bona Film Investment Management Co., Ltd., with the registered address at [   ].

2.5.2                     The maximum number of the Limited Partners for the Limited Partnership is [   ].  The name, address and Subscribed Capital Contribution of the General Partner and each Limited Partner of the Limited Partnership are set forth in Schedule A to this Agreement.

2.5.3                     During the term of the Limited Partnership, in the event of any event that results in a change in the list of Partners, Subscribed Capital Contribution and Paid-in Capital Contribution occurs, such as withdrawal from the Partnership, joining the Partnership, disqualification, delay in contribution of capital increase, transfer of Property Shares, inheritance, removal of Partner, decrease in Subscribed Capital Contribution, subject to the conditions and procedures contemplated hereunder, the General Partner has the right to amend Schedule A and other terms necessary to be amended (if any) in its own discretion.  The amendments shall be binding upon all Partners.  Under the circumstances, the General Partner shall give a written notice to all Partners to explain the amendments and update Schedule A for the Partners’ reference.  At the same time, the General Partner shall complete AIC Registration Amendment as soon as reasonably practicable.  All Partners agree that none of the Partners may use the process of AIC Registration Amendment to challenge the validity of such amendment.  All Partners further agree that the General Partner is authorized to sign or authorize a representative to sign relevant legal documents and handle AIC Registration Amendment.  In the event that the applicable law or governmental agency requires the Limited Partners to execute any documents related to AIC Registration Amendment, the Limited Partners shall unconditionally follow the General Partner’ instructions to sign the legal documents required by AIC Registration Amendment.

2.6                               Term of Partnership

2.6.1                     The Limited Partnership is established on the issue date of the business license.

2.6.2                     The term of the Partnership is [   ] years.

2.6.3                     Notwithstanding Article 2.6.1 above, the term of the Limited Partnership may be extended by the Partners’ Meeting.

2.7                               Initial Capital Increase

2.7.1                     The Limited Partnership was initially established by the General Partner and one Limited Partner (the “Initial Limited Partner”).  After establishment of the Limited Partnership, the General Partner is entitled to decide to accept subscription of capital contributions by any investor to become a Partner or not, and change the amount of Subscribed Capital Contribution of the General Partner and the initial Limited Partner in the Partnership during the period of the initial capital increase (the “Initial Capital Increase Period”).  For the avoidance of doubt, General Partner is entitled to reduce or extend the Initial Capital Increase Period in its sole discretion.

2.7.2                     During the Initial Capital Increase Period, after the General Partner agrees to accept the investor’s subscription, the investor shall sign the Subscription Legal Documents according to General Partner’s instructions and specify the type of subscribed Property Shares and the amount of contribution.

2.7.3                     The Limited Partner shall execute the Subscription Legal Documents after its subscription during the Initial Capital Increase Period.  Limited Partners other than the Special Limited Partner and the Asset Management Project, shall pay RMB [   ] or other amount determined by the General Partner (the “First Payment”) within [   ] business days upon execution of the Subscription Legal Documents.  This Agreement shall be binding upon the Special Limited Partner and Asset Management Project after they execute the Subscription Legal Documents, and thereafter they will be deemed as Partners of the Limited Partnership and accepted by General Partner; this Agreement shall become binding upon other Limited Partners after they execute the Subscription Legal Documents and make the First Payment, and thereafter they will be deemed as Partners of the Limited Partnership and accepted by General Partner.  If any Limited Partner fails to pay up its First Payment pursuant to the Subscription Legal Documents on time, unless otherwise provided by the Subscription Legal Documents, it has been disqualified from the Limited Partnership immediately, and this Agreement and other relevant Subscription Legal Documents shall be deemed void ab initio to the breaching Limited Partner, and the breaching Limited Partner shall be deemed to fail to join the Limited Partnership since the very beginning.  The Partners unanimously agree that the General Partner is entitled to adjust the period or amount of the First Payment of any Limited Partner after it executes the Subscription Legal Documents.

2.7.4                     The Partners unanimously agree that, notwithstanding anything to the contrary in Article 2.7.3, in the event that the Initial Capital Increase fails to reach the target Total Amount of Subscribed Capital Contribution within the Initial Capital Increase Period, the General Partner shall has the right to revoke all Subscription Legal Documents signed by the Limited Partners, and has no responsibilities towards any party.  All Subscription Legal Documents are deemed to be void and invalid under this circumstance, and the General Partner shall return the First Payment (if any) without any interest to the Limited Partners.

2.7.5                     The Partners unanimously agree that General Partner is entitled to amend Schedule A and other terms necessary to be amended due to the amendment of Schedule A (if any) in its sole discretion, based on the participation status by the Limited Partners into the Limited Partnership.

2.7.6                     The General Partner shall give all Partners written notice when the Initial Increase Capital Period expires, to report on the status of the Initial Capital Increase and notify the number of all Partners and the Total Amount of Subscribed Capital Contribution after the completion of the Initial Capital Increase.

2.7.7                     After expiration of the Initial Capital Increase Period, the General Partner shall complete the AIC Registration Amendment as soon as reasonably practicable.  All Partners agree that General Partner is hereby authorized to sign or authorize a representative to sign relevant legal documents and handle the AIC Registration Amendment.  In the event that the applicable law or governmental agency requires the Limited Partners to execute any documents related to the AIC Registration Amendment, the Limited Partners shall unconditionally follow General Partner’ instructions to sign the legal documents required by the AIC Registration Amendment.

2.8                               Subsequent Capital Increase

2.8.1                     The General Partner is hereby authorized, during the Subsequent Capital Increase Period, to approve and accept subsequent capital increase from the existing Limited Partners and General Partner, or subscribed capital from new Limited Partners into the Limited Partnership.

When the General Partner conducts the Subsequent Capital Increase according to Article 2.8 of this Agreement, it can decide to accept Subsequent Capital Increase from the existing Partners or new Limited Partners into the Partnership at its own discretion.  A new Limited Partner becomes the Limited Partner of the Limited Partnership since the General Partner approves and signs the Partnership admission agreement with the new Limited Partner which confirms that the new Limited Partner agrees to be bound by this Agreement.  The current Limited Partner may subscribe for the Subsequent Capital Increase only upon the approval of the General Partner and execution of written documents with the General Partner.  The General Partner may also determine at its own discretion that the Subsequent Capital Increase be subscribed by the General Partner.  The General Partner shall sign relevant agreements about matters of Subsequent Subscribed Contribution with the current Limited Partner, the General Partner or the new Limited Partner who has subscribed the Subsequent Capital Increase (the “Subsequent Partner”) in the Subsequent Capital Increase Period.  The General Partner is authorized by all Partners to amend Schedule A and other terms necessary to be amended due to the amendments of Schedule A (if any) on its own according to the situation of Subsequent Capital Increase.

The General Partner shall send all Partners a written notice within thirty (30) days upon the expiration of Subsequent Capital Increase Period, notifying the situation of Subsequent Subscribed Contribution, such as the roll of Subsequent Partners, the respective amount of Subscribed Capital Contribution of Subsequent Partners in Subsequent Capital Increase Period (“Amount of Subsequent Subscribed Contribution”).

After the Subsequent Capital Increase Period expires, the General Partner shall, on the premise that it is practical and feasible, handle AIC Registration Amendment promptly.  The General Partner is authorized by this Article to sign on its own or authorize a representative to sign relevant legal documents and handle AIC Registration Amendment.  If the law or government authority requires that the Limited Partner must sign on relevant documents of AIC Registration Amendment in person, the Limited Partners shall unconditionally follow the General Partner’s instructions to sign the legal documents as required for AIC Registration Amendment.

2.8.2                     The maximum number of Limited Partners in the Limited Partnership shall be [   ] after Subsequent Capital Increase.

2.8.3                     During the Subsequent Capital Increase Period, the General Partner shall sign and issue a notice of First Installment of Subsequent Capital Increase to each Subsequent Partner after the approval of/ decision on the Subsequent Subscribed Contribution, specifying the Contribution Deadline of First Installment of Subsequent Capital Increase (“Contribution Deadline of First Installment of Subsequent Capital Increase”).  Each Subsequent Subscribed Partner shall pay the first installment of the subsequent capital increase (the “First Installment of Subsequent Capital Increase”) and subsequent capital increase interest (the “Subsequent Capital Increase Interest”) into an escrow account following the instruction of the General Partner on or before Contribution Deadline of First Installment of Subsequent Capital Increase.

2.8.4                     The Subsequent Capital Increase Interest shall be [   ]% per annum (accrued daily) calculated according to the First Installment of Subsequent Capital Increase of the Subsequent Partner, commencing from the Contribution Deadline of First Installment specified in the written first installment notice to the current Partner to the Contribution Deadline of First Installment of Subsequent Capital Increase by Subsequent Partners.  The Subsequent Capital Increase Interest shall be shared by all Partners pursuant to their paid-in capital contribution ration as miscellaneous revenue of the Limited Partnership.  The Subsequent Capital Increase Interest shall not be part of Subscribed Capital Contribution or Paid-in Capital Contribution made by the Subsequent Partner who pays such interest.

2.8.5                     Notwithstanding the foregoing, considering from the prospective of the overall benefit of the Partnership, upon the application of the Subsequent Partner, the General Partner has the right to exempt the Subsequent Partner from Subsequent Capital Increase Interest in whole or in part.

2.8.6                     Subsequent Partner and other current Partners shall pay the unpaid-in Subsequent Contribution of current Partners according to their respective Subscribed Capital Contribution ratio.

2.8.7                     Subsequent Partner is deemed to initially participate in the Limited Partnership, holding equal interests with the Partners upon the first AIC Registration Amendment.

2.8.8                     The corresponding Subscribed Capital Contribution of the Subsequent Capital Increase shall be included the base number of finance consulting fees and management fees.  After completion of Subsequent Capital Increase, the Limited Partnership shall (1) for the Subscribed Capital Contribution corresponding to the Subsequent Capital Increase, pay establishment finance consulting fees to the General Partner or finance consulting institution appointed by the General Partner with regard to the establishment of the Partnership; (2) for the Subscribed Capital Contribution corresponding to the Subsequent Capital Increase, pay management fees to the General Partner, which is calculated pursuant to Article 6.3.

2.8.9                     Subsequent Partner fails to pay contribution on time shall assume breaching liabilities in reference to Article 3.3.

Article 3  Contribution Methods, Contribution Amount and Contribution Period

3.1                               Contribution Methods

3.1.1                     All Partners’ Contribution shall be paid in Renminbi (“RMB”).

3.2                               Subscribed Capital Contribution

3.2.1                     Subscribed Contribution of each Partner is set forth in Schedule A hereto.

3.3                               Contribution

3.3.1                     Each Partner shall pay in contribution in [   ] installments pursuant to the Capital Contribution Notice issued by the General Partner within [   ] years since the date hereof.  Each installment shall be paid by the Partners according to their respective Subscribed Capital Contribution ratio respectively for the same term.

3.3.2                     First Installment

(1)         After the execution of this Agreement, the General Partner shall issue a Capital Contribution Notice for the First Installment to all Partners, specifying the ratio of the payable First Installment of each Partner to the amount of Subscribed Capital Contribution (“Ratio of First Installment”), payable amount of First Installment, and the Contribution Deadline of First Installment.  The Ratio of First Installment is [   ]% (or other ratio decided by the General Partner).  On or before the Contribution Deadline of First Installment, each Partner shall pay up its payable First Installment specified in the Capital Contribution Notice into the Escrow Account of the Partnership.  The Capital Contribution Notice for the First Installment shall be issued thirty (30) days before the Contribution Deadline of First Installment.  Contribution Deadline of First Installment is the initial closing date of this Agreement (the “Initial Closing Date”).

(2)         All Partners hereby irrevocably confirm and agree that if any Limited Partner fails to pay up its First Installment by the Contribution Deadline of First Installment, such Limited Partner shall pay liquidated damages for overdue payment of contribution at an interest of [   ]% per day from the next day of Contribution Deadline of First Installment, until it pays up all the payable amount.  If the Limited Partner still fails to pay up such amount ten (10) days after its breaching, then the General Partner has the right to mandate such Limited Partner to withdraw from the Partnership.  The General Partner is irrevocably authorized by all Partners to issue the mandatory withdrawal decision to such Breaching Limited Partner and notify all Partners when the above situation occurs.  A Breaching Limited Partner mandated to withdraw from the Partnership for the above reasons shall pay RMB [   ] for liquidated damages to the Partnership.

Under a situation that the Breaching Limited Partner mandatorily withdraws from the Partnership for the above reasons, the General Partner has the right to decide that other Non-Breaching Limited Partner(s) (one or multiple Non-Breaching Limited Partner(s) at the General Partner’s own discretion) or new Limited Partner shall perform the contribution commitment of the Breaching Limited Partner, or decide to reduce the relevant amount of Subscribed Capital Contribution of the Limited Partnership.  The General Partner is authorized by all Partners to issue a written notice declaring the modification situation and update Schedule A hereto for reference.  The General Partner is authorized by this Article to execute on its own or through a representative relevant legal documents and handle AIC Registration Amendment.  If the law or government authority requires the Limited Partners to sign on the relevant documents of AIC Registration Amendment in person, the Limited Partners shall unconditionally follow the General Partner’s instruction to sign the legal documents required for the AIC Registration Amendment.

(3)         After the previous situation occurs, all Partners hereby irrevocably confirm that such matters as the Partners’ roll, Subscribed Capital Contribution of each Partner, Total Amount of Subscribed Capital Contribution and contribution ratio shall be determined pursuant to the amended Schedule A and other terms as necessary to be adjusted due to the amendments of Schedule A (if any) delivered by the General Partner to all Partners.  No Partner may use the process of AIC Registration Amendment against the validity of the amendments of Schedule A and other terms as necessary to be amended due to the amendments of Schedule A (if any), especially the validity of the mandatory withdrawal.  The Limited Partner mandated to withdraw has lost any Partner’s right since the Effective Date of Withdrawal (the next day of Contribution Deadline of First Installment), and no Partner may claim that mandatory withdrawal is invalid because of AIC Registration Amendment or other reasons.

(4)         If the General Partner fails to pay the First Installment pursuant to Article 3.3.2, it shall pay liquidated damages for overdue payment of contribution at an interest of [   ]% per day from the next day of the Contribution Deadline of First Installment, until it has paid up such amount.  If the General Partner still fails to pay up such amount thirty (30) days after its breaching, then the Limited Partner has the right to initiate the removal procedure against the Executive Partner according to Article 13.3.  For the avoidance of doubt, removal of the General Partner does not relieve the General Partner from its obligations and responsibilities to pay overdue contribution interest.

(5)         Notwithstanding the provisions above, the obligation of pay First Installment borne by the Asset Management Project as a Limited Partner in accordance with this Agreement is conditional on that the Asset Management Project has been established and come into force, and Asset Management Project has received fund from Escrow Agent.  The First Installment payable by the Asset Management Project in accordance with this Agreement shall be limited to the escrowed fund actually received by it.  If Asset Management Project fails to pay up its contribution on time for the reason of, including but not limited to, failure to offer, be established, go into effective or be revoked of the Asset Management Project, or that the raised fund is less than the Subscribed Capital Contribution of the Asset Management Project, the General Partner may decide to reduce Subscribed Capital Contribution of the Asset Management Project to the Partnership according to its overdue payable portion, and issue a written notice to the Asset Management Project.  All Partners hereby irrevocably confirm and agree that, the Limited Partnership and all Partners may not require the Asset Management Project to assume the breaching liabilities according to Article 3.3.2(2) above.  For the reduced portion, the General Partner has the right to decide to offer to other Limited Partners with willing to subscribe or other investors.

3.3.3                     Subsequent Installments

(1)         The General Partner shall issue Capital Contribution Notice within [   ] years of the Initial Closing Date according to the project’s situation, specifying the ratio of Subsequent Installments payable by the Partner to its Subscribed Capital Contribution, the payable amount of Subsequent Installments and the closing date.  Subsequent Contributions shall be paid in [   ] installments, the ratio of [   ] installment are [   ].  The General Partner shall issue Capital Contribution Notice to all Partners at least 25 days in advance, and all Partners shall pay the payable amount of Subsequent Installment specified therein at or before the closing date to the Escrow Account.

(2)         If any Limited Partner fails to pay up Subsequent Installment at or before the closing date specified in the Capital Contribution Notice, the Limited Partner shall pay liquidated damages for overdue payment at an interest of [   ]% per day from the next day of Contribution Deadline of First Installment, until it has paid up such amount.  If the Limited Partner still fails to pay up such amount after ten (10) days of its breaching, the General Partner has the right to issue a written notice (the “Disqualification Notice”) to the Breaching Limited Partner, disqualifying it from Subsequent Installment in whole or in part.  In the avoidance of doubt, if the Limited Partner still fails to pay such amount after ten (10) days of its breaching, but General Partner does not issue the Disqualification Notice, the Limited Partner shall pay liquidated damages for overdue payment at an interest of [   ]% per day from the next day of Contribution Deadline of First Installment, until it has paid up such amount.

Once any Limited Partner is disqualified from Subsequent Installment in whole or in part according to this Article, it shall be deemed a “Disqualified Breaching Limited Partner”.  For the avoidance of doubt, the Limited Partner’s disqualification does not relieve its obligation and liability to pay overdue interest incurred before the issuance date of the Disqualification Notice.  Where the General Partner decides to disqualify the Breaching Limited Partner from Subsequent Installment in whole or in part, then:

i.                  Such Disqualified Breaching Limited Partner shall pay liquidated damages for overdue payment within five (5) days of the issuance date of Disqualification Notice.  The Limited Partnership has the right to deduct relevant part of future income receivable by the Disqualified Breaching Limited Partner from the Partnership.

ii.               Such Disqualified Breaching Limited Partner loses its right to vote as to all matters that shall be agreed by the Partners hereunder, shall not be counted into the voting basis, and loses its membership of the Advisory Committee immediately (if any).

iii.            When distributing or refunding Property Shares to the Limited Partner according to this Agreement, investable fund of the Disqualified Breaching Limited Partner shall be calculated as [   ]% of the actual investable fund, and its paid-in capital contribution shall be calculated as [   ]% of its actual paid-in capital contribution.

iv.           The Limited Partner hereby understand and confirm that prompt and full payment of Subsequent Installments is material to normal operations of the Partnership and rights and interests of all Partners.  Failure of any Partner to fully pay Subsequent Installments on time would impose serious negative impact on the operations of the Partnership and other Partners’ rights and interests, and such damage is irremediable.  Therefore, the Limited Partner fully agrees and accepts the breaching liabilities prescribed in section (i), (ii), (iii) of this Article.

Where the General Partner decides to disqualify the Breaching Limited Partner from Subsequent Installment in whole or in part, the General Partner shall has the right to decide other Non-Breaching Limited Partner(s) (one or several Non-Breaching Limited Partner(s) at the General Partner’s sole discretion) or the new Partner to perform the contribution commitment of Disqualified Breaching Limited Partner, or decide to reduce Subscribed Capital Contribution of the Limited Partner accordingly.  The General Partner is authorized by all Partners to send a written notice to declare the modification situation and update Schedule A hereto for further reference.  The General Partner is authorized by this Article to execute on its own or through a representative relevant legal documents and handle the AIC Registration Amendment.  If the law or governmental agency requires the Limited Partner to sign on the relevant documents of the AIC Registration Amendment in person, the Limited Partner shall unconditionally follow the General Partner’ instructions to sign the legal documents as required for the AIC Registration Amendment.

All Partners hereby irrevocably confirms that, after the previous situation occurs, such matters as the Partners register, the Subscribed Capital Contribution of each Partner, the Total Amount of Subscribed Capital Contribution and the contribution ratio shall be determined pursuant to the amendments of Schedule A and other terms that need to be amended due to the amendments of Schedule A (if any) delivered from the General Partner to all Partners.  No Partner may use the process of the AIC Registration Amendment against the validity of the amendments of Schedule A and other terms that need to be amended due to the amendments of Schedule A (if any), especially the validity of disqualification of such Limited Partner from paying Subsequent Installments in whole or in part.  The Disqualified Breaching Limited Partner has lost its relevant rights since the disqualification date, and shall take breaching liabilities hereunder, and shall not be use AIC Registration Amendment or other reasons against the validity of its disqualification.

(3)         If the General Partner fails to fully pay Subsequent Installments at or before the closing date specified in the Capital Contribution Notice, it shall pay liquidated damages for overdue payment at an interest of [   ]% per day from the next day of the closing date, until it has paid up such amount.  If the General Partner still fails to pay up such amount and related interests after thirty (30) days of its breaching, then the Limited Partner has the right to initiate the removal procedure against Executive Partner according to Article 13.3.  For the avoidance of doubt, removal of the General Partner does not relieve its obligation and responsibility to pay in Subsequent Installments and overdue interests.

Notwithstanding the provisions above, if Asset Management Project fails to fully pay its payable Subsequent Installments in accordance with the Capital Contribution Notice issued by the General Partner because of the capital contribution default by the trustor of the Asset Management Project (“Breaching Trustor”), then the breaching liabilities of the Asset Management Project under Article 3.3.3(2) shall be limited to the breaching liabilities that shall be assumed by the Breaching Trustor prescribed in the Asset Management Project contract.

3.3.4                     Overdue interests and liquidated damages prescribed in Article 3.3 shall be miscellaneous revenue of the Limited Partnership, which shall be distributed to the Non-Breaching Limited Partners on the Paid-in Capital Contribution ratio, and shall not be counted as contribution of such Breaching Limited Partner.

3.3.5                     If the failure of any Partner to pay any installment (including First Installment and Subsequent Installments) on time causes damage to the Partnership, such Breaching Limited Partner shall, in addition to the payment of overdue interests and liquidated damages prescribed in Article 3.3, compensate the losses incurred by the Partnership due to its failure to make capital contribution on time, including but not limited to: 1) the losses incurred from compensating the losses of third parties due to failure to perform investment obligations, pay fees and repay debts within the prescribed term by the Limited Partnership; 2) legal service fees incurred in connection with the recovery of liquidated damages against the Breaching Limited Partner by the Limited Partnership and reasonable attorney’s fees.

3.3.6                     Notwithstanding the foregoing, considering from the prospective of best benefit of the Limited Partnership, upon application for the Breaching Limited Partner, the General Partner may agree to release the Breaching Limited Partner from its breaching liability for failure to make capital contribution on time in whole or in part, or enter into other agreements about the liability pursuing matters with the Breaching Limited Partner.

3.3.7                     After the Partners have paid First Installment pursuant to the capital contribution notice, considering from the prospective of the best benefit of the Limited Partnership, the General Partner is entitled to reduce the Total Amount of Subscribed Capital Contribution or cease to accept payment of Subsequent Installment on its own decision.  Under such situations, the General Partner shall announce the reduction of the Total Amount of Subscribed Capital Contribution by written notice to all Partners.  The General Partner is authorized by all Partners to send a written notice declaring the modification situation and update Schedule A hereto for further reference.  The General Partner is authorized by this Article to execute on its own or through a representative the relevant legal documents and handle AIC Registration Amendment.  If the law or governmental agency requires the Limited Partner to sign on the relevant documents of AIC Registration Amendment in person, Limited Partners shall unconditionally follow the General Partner’ instructions to sign such legal document as required for AIC Registration Amendment.  All Partners hereby irrevocably confirm that, after the previous situation occurs, such matters as the Partners’ register, the Subscribed Capital Contribution of each Partner, the Total Amount of Subscribed Capital

Contribution and the contribution ratio shall be determined pursuant to the amendments of Schedule A and other clauses necessary to be amended due to the amendments of Schedule A (if any) issued by the General Partner to all Partners.

Article 4  Partners

4.1                            Limited Partner

4.1.1                     The Limited Partner in this Limited Partnership shall be individual of Chinese nationality or entity established in Mainland China and validly existing according to the Chinese Law.  For the sake of Article, Mainland China does not include the districts of Hong Kong, Macao and Taiwan.

4.1.2                     A Limited Partner shall bear responsibility for the debts of this Partnership to the extent of its Subscribed Capital Contribution.

4.1.3                     A Limited Partner shall not execute the business of the Limited Partnership nor represent the Limited Partnership in external affairs.  Any Limited Partner shall not participate in the management or control of the investment business of the Limited Partnership or other activities, transactions and business in the name of the Limited Partnership, sign documents on behalf of the Limited Partnership, or conduct other acts which have a binding effect on the Limited Partnership.

4.1.4                     The exercise of Limited Partner’s rights under the Partnership Enterprise Law and this Agreement by a Limited Partner shall not be deemed as participation in the management or control of the investment business or other activities of the Partnership by such Limited Partner, which would causes such Limited Partner to be deemed as a General Partner who shall assume joint liability for the debts of the Limited Partnership under applicable laws or other provisions.

4.1.5                     A Limited Partner shall ensure its qualification of a Limited Partner of the Limited Partnership, and make sure none of law, regulations or competent authority prohibits or restricts it from being a Limited Partner of the Limited Partnership.  If the Limited Partner is deemed to be disqualified by any competent authority from being a Limited Partner of the Partnership, resulting that it is unable to be registered at the AIC as a Limited Partner of the Limited Partnership, or is found to not having the qualification of being a Limited Partner after its registration at the AIC as a Limited Partner in the Limited Partnership, then the Limited Partner is mandated to withdraw from the Partnership.  Upon the occurrence of the above situations, the General Partner is irrevocably authorized by all Partners to issue the mandatory withdrawal notice to the Breaching Limited Partner and notify all Partners.  The Breaching Limited Partner mandatorily withdrawing from the Partnership for the above reasons shall pay RMB [   ] for liquidated damage to the Partnership, and assume the losses incurred by the Partnership for such default.  All Partners unanimously agree that, notwithstanding the above provisions, the General Partner has the right to exempt relevant Breaching Limited Partner from obligation of liquidated damages.

Where the Limited Partner is mandated to withdraw from the Partnership for the above reasons, the General Partner shall have the right to decide other Non-Breaching Limited Partner(s) (one or several Non-Breaching Limited Partner(s) at the General Partner’s own discretion) or a new Limited Partner to perform the contribution commitment of such Breaching Limited Partner, or decide to accordingly reduce the Total Amount of Subscribed Capital Contribution of the Partnership.  The General Partner is authorized by all Partners to send a written notice declaring the modification situation and amend Schedule A hereto for further reference.  The General Partner is authorized by this Article to execute on its own or through a representative the relevant legal documents and handle the AIC Registration Amendment.  If the law or governmental agency requires the Limited Partner to sign on relevant documents of the AIC Registration Amendment in person, the Limited Partner shall unconditionally follow General Partner’ instructions to sign legal documents as required for the AIC Registration Amendment.

All Partners hereby irrevocably confirm that, after the previous situation occurs, such matters as the Partners’ register, the Subscribed Capital Contribution of each Partner, the Total Amount of Subscribed Capital Contribution and the contribution ratio shall be determined pursuant to the amendments of Schedule A and other terms necessary to be amended due to the amendments of Schedule A (if any) issued by the General Partner to all Partners.  No Partners may use the process of AIC Registration Amendment against the validity of the amendments of Schedule A and other terms necessary to be amended due to the amendments of Schedule A (if any), especially the validity of the mandatory withdrawal.  The Breaching Limited Partner has lost its rights since the Effective Date of Withdrawal stipulated in the withdrawal notice issued by the General Partner, and shall assume breaching liabilities hereunder.

4.1.6 The Limited Partner shall unconditionally follow General Partner’s instruction to execute legal documents as required for the AIC Registration Amendment and provide relevant cooperation (including but not limited to providing information required by related government authorities) (1) with regards to the resolutions adopted by the Partners’ Meeting according to this agreement and/or the decision made by the General Partner according to this agreement and/or application by the General Partner for the AIC Registration/AIC Registration Amendment authorized hereby; and (2) under circumstances where government authorities impose supervision, examination, filing or other requirements on this Limited Partnership and/or the Partners (“the Obligation of Cooperation”).  If the Limited Partner refuses to fulfill the Obligation of Cooperation, the General Partner shall send a demanding notice to the Breaching Limited Partner.  If the Breaching Limited Partner still fails to perform its obligation during the grace period specified in such notice, it shall pay liquidated damages of RMB [   ] per day since the due date of Grace Period.  If the Limited Partner fails to perform its obligations for thirty (30) days, the General Partner may mandate the Breaching Limited Partner to withdraw from the Partnership, except for the failure to perform the foregoing Obligation of Cooperation by the Breaching Limited Partner because of Force Majeure or reasons not attributable to such Limited Partner.  Notwithstanding the foregoing provisions, the General Partner has the right to decide at its sole discretion to exempt the Breaching Limited Partner from breaching liabilities.  All Partners confirm that: regardless of the actual execution date of relevant documents, or whether or not a Partner has not executed relevant documents, (i) resolutions adopted by the Partners’ Meeting according to this Agreement shall come into effect as of the adoption date thereof, and decisions made by the General Partner according to this agreement shall come into effect as of the date of making such decision by the General Partner; (ii) the abovementioned resolutions or decisions are binding upon all Partners immediately upon its coming into effect, regardless of the progress of application for the AIC registration/AIC Registration Amendment.

4.2                            General Partner

4.2.1                     The General Partner shall assume unlimited and joint liability for the debts of the Limited Partnership.

4.3                               Transition of Identity

4.3.1                     A Partner may not change its identity, neither the General Partner nor the Limited Partner.

Article 5  Partnership Business Execution

5.1                               Partnership Business Execution

5.1.1                     The Executive Partner is entitled to execute the Partnership business.

5.2                               Requirements and Selection Process of Executive Partner

5.2.1                     The Executive Partner of the Limited Partnership shall meet the following requirements:

(1)         An institution registered within the territory of the People’s Republic of China.

(2)         A General Partner of the Limited Partnership.

5.2.2                     The Partners, by execution of this Agreement, unanimously agree that the General Partner, Wuhu Bona Film Investment Management Co., Ltd., shall be the Executive Partner of the Limited Partnership.  Except otherwise provided hereunder, the Executive Partner shall not be changed during the term of the Limited Partnership.

5.3                               Powers of Executive Partner

5.3.1                     The Executive Partner has exclusive right as set forth in the Partnership Enterprise Law and this Agreement to execute the Partnership business, including but not limit to:

(1)         To manage, control and decide the investment and other business of the Limited Partnership;

(2)         As a representative to manage, apply, maintain and dispose the assets of the Limited Partnership, including but not limit to stock right, creditors’ right, property right, the cash to be invested, distributed or paid for fees, etc.;

(3)         To decide to extend the closed period of investment withdrawal from the Limited Partnership according to Article 7.3.2;

(4)         to appoint other person than the Partners to provide service for the business management of Limited Partnership;

(5)         to decide to exempt the Subsequent Partner from its Subsequent Increase Capital Interest in whole or in part;

(6)         to decide to exempt the Breaching Limited Partner from breaching liabilities for failure to pay contribution on time, or enter into an agreement on the breaching liability with the Breaching Limited Partner;

(7)         to take any acts necessary for the legal existence and business operation of the Limited Partnership;

(8)         to open, maintain, and cancel the bank account of the Limited Partnership, and issue checks and other payment certificates;

(9)         to employ professionals, agency and consultation organizations who may provide services to the Limited Partnership;

(10)                          to conclude and amend the Management Agreement;

(11)                          to conclude and amend the Escrow Agreement;

(12)                          to hire or replace the Escrow Agent of the Limited Partnership;

(13)                          to hire or replace the law firm providing legal service for the Limited Partnership;

(14)                          to keep and maintain financial records and account books of the Partnership;

(15)                          to approve the assignment of Property Shares of the Limited Partner;

(16)                          to file a lawsuit, respond to an action, participate in the arbitration, compromise or settle with the opposing party for the best interest of the Limited Partnership so as to resolve the disputes between the Partnership and third parties;

(17)                          to deal with tax related issues of the Limited Partnership according to the provisions of the law;

(18)                          to execute documents on behalf of the Limited Partnership;

(19)                          to change the main business premises of the Limited Partnership;

(20)                          to change the registration place of the Limited Partnership;

(21)                          to change the name of the Limited Partnership;

(22)                          to change the appointed representative to the Limited Partnership;

(23)                          to decrease the Total Amount of Subscribed Capital Contribution of the Limited Partnership on the condition that the conditions and procedures herein is satisfied;

(24)                          to amend Schedule A and other terms necessary to be amended due to the amendments of Schedule A (if any) on the condition that the conditions and procedures herein is satisfied;

(25)                          to take any acts as necessary to fulfill the purpose of the Partnership and protect or fight for the lawful interests of the Partnership;

(26)                          other powers authorized by law and this Agreement.

5.4                               Binding Effect of Executive Partner’s Action on the Partnership

5.4.1                     The Limited Partnership shall be bound by all actions taken by the Executive Partner for executing Partnership business according to the Partnership Enterprise Law and this Agreement.

5.5                               Representative Appointed by Executive Partner

5.5.1                     The Executive Partner is entitled to appoint its Representative by any written decision, taking responsibility for the execution of Partnership business.  The Executive Partner shall make sure that its Representative executes the Partnership business independently and comply with the Agreement.

5.5.2                     The Executive Partner is entitled to change its Representative at its own decision, but shall send a written notice to all Partners while making such change, and handle AIC Registration Amendment.  For the purpose of application for the AIC Registration Amendment, the Executive Partner is authorized by this Article to sign on its own or through a representative relevant legal documents and handle AIC Registration Amendment.  If the law or governmental agency requires a Limited Partner to sign on the relevant documents for the AIC Registration Amendment in person, the Limited Partner shall unconditionally follow the General Partner’ instructions to sign such legal document as required for the AIC Registration Amendment.

5.6                               Key Person in Executive Partner’s Management Team

5.6.1                     The Key Person in the Executive Partner’s management team is Mr. YU Dong who takes responsibility for the business management.  During the term of the Limited Partnership, the Key Person in the Executive Partner’s management team shall not be changed, if change is necessary, agreement by two thirds or more of The Total Amount of Paid-in Capital Contribution held by the Limited Partners (the Executive Partner and its Key Person shall not participate in voting and shall not be calculated into voting basis) on the above alteration is required.

5.6.2                     That the Key Person of the Limited Partnership stops serving for the Limited Partnership, the General Partner or its Affiliate constitutes a “Matter of Key Person”.  During the investment period, if a Matter of Key Person occurs and cannot be resolved within three months, the General Partner shall convene the Advisory Committee immediately.  Unless having obtained approval of the Advisory Committee, the Limited Partnership shall immediately go into the investment suspension period (“the Investment Suspension Period”).

5.6.3                     Within six months from the beginning date of the Investment Suspension Period, the General Partner may offer an alternative solution to the Advisory Committee.  Within such period, if the alternative solution provided by the General Partner has been approved by the Advisory Committee, or the Advisory Committee agrees to restore of the investment period, then the investment period shall restore immediately when the Investment Suspension Period expires.

5.6.4                     Within Investment Suspension Period, the General Partner shall not request any Partner to pay contribution for the purpose of operating new investment project (but not including the investment agreement executed by the Limited Partnership / effectively committed by the Limited Partnership, or subsequent investment in an invested project).

5.6.5                     If the investment period cannot restore within six months from the beginning date of the Investment Suspension Period, or the General Partner notifies in writing the Limited Partner that it decides not to propose an alternative solution of the Key Person, then the investment period ends since the expiration date of the Investment Suspension Period or the sending date of the written notice above, whichever is earlier.

5.7                               Compensation Liability of Executive Partner

5.7.1                     The Executive Partner shall pursue interests for the Limited Partnership based on the principle of honesty and fairness.  Where the Limited Partnership suffers losses due to acts with intention or gross negligence by the Executive Partner, the Executive Partner shall be liable for compensation to the Limited Partnership.

5.8                               Liability Limitation

5.8.1                     The Executive Partner and its management team, the Key Person, employees, the agents and consultants engaged by the Executive Partner, and the Affiliates of above personnel, shall not to be required to refund the paid-in capital contribution or the Property Shares of any Limited Partner, or assume any commitment liability for the investment capital and its profits of any Limited Partner; the refund of all the paid-in capital contribution or Property Shares and the distribution of profits of the Partnership shall be derived from the available capital of the Limited Partnership.

5.8.2                     The Executive Partner and its management team, the Key Person, employees, the agents and consultants engaged by the Executive Partner, and the Affiliates of above personnel, shall not to be responsible for the losses of the Limited Partnership or any Limited Partner caused by any of their act or omission, unless such losses arise from willful misconduct or gross negligence, or there is apparent evidence indicating that aforementioned person fails to perform his duty of diligence.

5.9                               Disclaimer

5.9.1                     The Partners agree that the Limited Partnership shall be subject to the duties and responsibilities arising from the performance of obligations hereunder and handling entrusted business of the Limited Partnership by the Executive Partner and its management team, the Key Person, employees, the agents and consultants engaged by the Executive Partner, and the Affiliates of above personnel.  Where the Executive Partner and aforementioned person suffer from any claim, litigation, arbitration, investigation or other legal proceedings for the performance of obligations hereunder or handling entrusted business hereunder, the Partnership shall indemnify such personnel the losses and expenses incurred consequently, unless there is evidence that such losses, expenses and related legal proceedings are due to the willful misconduct and gross negligence by such person.

5.10                        Authorization and AIC Registration Amendment

5.10.1              All Partners, by executing the Agreement, hereby irrevocably specifically authorize the Executive Partner to sign on the following documents on behalf of all Partners and any of the Limited Partners:

(1)         The amendment of the Agreement or the amended Agreement.  Where relevant content of Article 5.3.1(19)-(24) in this Agreement, or the matters in the Agreement that the Executive Partner may decide on its own and may contribute to amendment of the Agreement are to be amended, the Executive Partner may sign on behalf of the Limited Partners directly; Where relevant content of the Partners’ Meeting in this Agreement is to amended, the Executive Partner may sign on behalf of the Limited Partners with a resolution adopted by the Partners’ Meeting;

(2)         All the documents of the establishment registration/ the AIC Registration Amendment of the Limited Partnership;

(3)         The registration and filing documents satisfying relevant administrative provisions which enable the Partnership to validly exist, continue to act in the name of the Limited Partnership, including but not limit to the registration and filing documents of alteration matters in accordance with this Agreement of this Partnership;

(4)         The documents about joining and withdrawal from the Partnership and the assignment of Property Shares in accordance with this Agreement, including but not limit to the agreement of joining and withdrawal from the Partnership and Property Shares assignment, etc.

(5)         The documents executed as required for the Limited Partnership’s dissolution and liquidation while the Executive Partner serves as the Limited Partnership’s liquidator.

Where the change occurs in accordance with the conditions and procedure herein and the AIC Registration Amendment is needed (including but not limit to the mandatory and natural withdrawals of a Partner, the Property Shares assignment of a Partner and the decrease of Total Amount of Subscribed Capital Contribution in the Limited Partnership, etc.), the above amended matters come in effect on all Partners since the date of fulfillment of the conditions herein or completeness of the procedure herein.  The Executive

Partner is authorized by all Partners to issue a written notice to explain the modification situations, and update Schedule A for their reference.  At the same time, Executive Partner shall, on the premise that it is practical and feasible, handle the AIC Registration Amendment, and all Partners shall cooperate with the Executive Partner to handle the same.  All Partners hereby irrevocably confirm that, after the above situation occurs, such matters as the Partners’ register, the Subscribed Capital Contribution of each Partner, the Total Amount of Subscribed Capital Contribution and the contribution ratio shall be determined pursuant to the amendments of Schedule A and other terms as necessary to be amended due to the amendments of Schedule A (if any) issued by the General Partner to all Partners.  The handling situation of the AIC Registration Amendment shall not affect the validity of the amendments of Schedule A and other terms necessary to be amended due to the amendments of Schedule A (if any).  All Partners further confirm THAT, the Breaching Limited Partner has lost all rights of a Partnership since the Effective Date of Withdrawal, shall assume the breaching liability hereunder, and may not use the AIC Registration Amendment or other reasons against the validity of the withdrawal; the new Partner starts to enjoy rights and obligations of a Limited Partner since the effective date of joining.

5.11                        Conflict of Interests and Affiliated Transaction

5.11.1              Unless adopted by the Advisory Committee, the Executive Partner may not establish a new investment entity with exactly the same investment purpose and strategy as the Limited Partnership, except for any of the following situations: (1) the Executive Partner is no longer the General Partner of the Limited Partnership; (2) the external investment amount of the Limited Partnership exceeds [   ]% of the Total Amount of Subscribed Capital Contribution.  For the avoidance of doubt, the investment entity which has been managed by the Executive Partner before the establishment of the Limited Partnership, and the investment entity and Affiliates divided therefrom before the establishment of the Limited Partnership, shall not be deemed as a new investment entity above.  For the avoidance of doubt, any actions of Bona Film within its main business are not subject to this Article.

5.11.2              Except otherwise provided herein, the Limited Partnership has priority investment rights towards all film production projects invested by Bona Film.  Before the investment of the Limited Partnership is completed, Bona Film and its Affiliates may not use its own funds to invest in film production projects.

Notwithstanding the above provisions, (1) Bona Film may use its own funds to invest in those film production projects, which the General Partner’s investment committee has decided not to invest in and for which all of the members in the investment committee designated by Bona Film have voted; (2) Bona Film may use its own funds, or associated with the Limited Partnership, to invest in film production projects with a resolution adopted by the General Partner’s investment committee.

5.11.3              Where the Limited Partnership is engaged in related transactions as follows, it shall submit to the Advisory Committee:

1.              The distribution commission ratio charged by Bona Film exceeds the following provisions:

(1)         The distribution commission to be charged shall be no more than [   ]% of the aggregate distribution revenues in the territory of mainland China.  Taking into account the investment risks of target projects with significant costs (the total production cost is no less than RMB [   ] million), the distribution commission shall be adjusted to a lower rate appropriately, namely [   ]% of the aggregate distribution revenues in the territory of Mainland China.

(2)         For distribution outside Mainland China, the distribution commission shall be no more than [   ]% of the aggregate distribution revenues.

(3)         The distribution commission for television series shall be charged based on the gross receipts of each episode of the television series progressively.  The gross receipts shall be equal to the aggregate incomes of each episode prescribed in the Distribution Right Sales Agreement after deduction of the costs of the episode (the gross receipts of each episode prescribed in the Distribution Right Sales Agreement shall be the total income before deduction of value-added tax, business tax and all other taxes):

(a)                 Where the gross receipts of each episode are equal to or less than RMB [   ] million, the distribution commission to be charged shall be no more than [   ]% of the contract price of the Distribution Right Sales Agreement.

(b)                   Where the gross receipts of each episode are in excess of

RMB [   ] million but equal to or less than RMB [   ] million, the distribution commission to be charged shall be no more than [   ]% of the contract price of the Distribution Right Sales Agreement.

(c)                    Where the gross receipts of each episode are in excess of RMB [   ] million, the distribution commission to be charged shall be no more than [   ]% of the contract price of the Distribution Right Sales Agreement.

Article 6                       Expenses of Limited Partnership

6.1                               Expenses of Limited Partnership

6.1.1                     The Limited Partnership shall pay the following fees with respect to the establishment, management, operation, termination, dissolution and liquidation of the Limited Partnership, including but not limited to:

(1)  Establishment fees;

(2)  Managements fees;

(3)  Escrow fees;

(4)  Finance consultation fees for establishment;

(5)  Finance and auditing fees;

(6)  Meeting fees;

(7)  Litigation and attorney fees;

(8)  Professional investment institution fees;

(9)  Taxes and fees imposed by the government;

(10)  Liquidation fees;

(11)  Other fees.

6.2                            Establishment Fees

“Establishment fees” provided in Article 6.1.1(1) refer to the reasonable fees directly related to the organization and establishment of the Limited Partnership.

6.3                            Management Fees

6.3.1                     “Management Fees” provided in Article 6.1.1(1) refer to the management service remuneration payable by this Partnership to the General Partner and/or third party service institutions designated by the General Partner in accordance with this Agreement.

6.3.2                     All Partners shall assume Management Fees as following:

(1)         The General Partner and Special Limited Partner do not assume Management Fees.  Each Ordinary Limited Partner assumes Management Fees at the rate of [   ]%.

(2)         During the investment period, the calculation basis of Management Fees shall be the Subscribed Capital Contribution of each Partner (excluding the Limited Partner who shall not assume Management Fees); after the expiration of the investment period, the calculation basis of Management Fees shall be adjusted as the portion of the paid-in capital contribution of the Limited Partners (excluding the Limited Partner who shall not assume Management Fees) used to allocate the Original Investment Costs (deducting the portion of the project Original Investment costs that has been wholly or partially deducted permanently) of the unrealized project investment of the Limited Partnership at the first date of relevant paying season;

(3)         Except for the General Partner and Special Limited Partner, Management Fees assumed by each Limited Partner bases on the calculation of per annual that Management Fees multiple by the rate. For the avoidance of doubt, Management Fees are limited to the range of Subscribed Contribution of each Limited Partner.

(4)         Management Fees assumed by each Limited Partner is calculated from the  Contribution Deadline of First Installment corresponding to the Initial Capital Increase, to the end of investment withdrawal period (including the extended period), or the withdrawal of all investment projects.

(5)         If the Limited Partnership conducts Subsequent Capital Increase according to Article 2.8 hereof, the calculation basis for Management Fees shall be increased by the Subsequent Subscribed Contribution in correspondence  to the Subsequent Capital Increase, and shall be calculated from the Contribution Deadline of First Installment of Initial Capital Increase.  With regards to Subsequent Subscribed Contribution corresponding to the Subsequent Capital Increase, the Limited Partnership shall pay Management Fees within ten (10) business days of the Contribution Deadline of First Installment of Subsequent Subscribed Contribution.

(6)         In the avoidance of doubt, (i) except otherwise provided herein, the calculation for Management Fees shall not be affected by Partners’ withdrawal or removal, the decrease of Subscribed Capital Contribution by a Partner, or other matters leading to decrease of Total Amount of Subscribed Capital Contribution in the Limited Partnership; (ii) the

Limited Partnership shall not pay Management Fees in liquidation period.

6.3.3                     Management Fees shall be paid annually to the General Partner and/or the third party management service institution appointed by the General Partner, which is the total sum of Management Fees that shall be borne by all Limited Partners.

6.3.4                     Management Fees shall be paid in [   ] installments for a year since the Contribution Deadline of First Date, and paid within ten business days after [   ] (in case of legal holidays, the last business day before such legal holidays).  The General Partner has the right to delay charges of Management Fees in whole or in part at its own decision according to cash position of the Limited Partnership.

6.3.5                     The Limited Partnership shall execute a Management Agreement or other similar legal documents with the General Partner after its establishment, reaching an agreement on investment management, remuneration, and related matters.

6.3.6                     The following fees shall be disbursed within the limit of Management Fees by the Limited Partnership:

(1)         ordinary operation expenses of the General Partner, including personnel expenses directly paid to its directors, managers, and/or employees (including salary, bonus and welfare and other fees);

(2)         the rental of office, property management fees, utilities fees, communication fees and fees for working facilities related to the Limited Partnership’s management .

Generally speaking, other fees unlisted above shall not be assumed by the Limited Partnership.

The General Partner may instruct the Limited Partnership to expense such fees within the range of receivable Management Fees, and decreases the Management Fees payable to the General Partner with such fees.

6.4                            Escrow Fees

6.4.1                  “Escrow Fees” provided in Article 6.1.1(3), means the asset escrow fees payable to Escrow Agent by the Limited Partnership.

6.4.2             Escrow Fees are subject to the Escrow Agreement entered into by and between the Limited Partnership with Escrow Agent.

6.5                       Finance Advisory Fees for Establishment

6.5.1             “Finance Advisory fees for Establishment” provided in Article 6.1.1(4) refer to the advisory fees for establishment payable to the General Partner or the  advisory institution providing establishment service for the Limited Partnership (Advisory Service Institution for Establishment) appointed by the General Partner.

6.5.2             Finance Advisory Fees for Establishment shall be charged by Advisory Service Institution for Establishment calculating according to the following formulas:
Finance Advisory Fees for Establishment shall be charged on the basis of Subscribed Capital Contribution of the Limited Partners, and the amount of Finance Advisory Fees for Establishment in Asset Management Project is the amount of its Subscribed Capital Contribution multiplied by [   ]%.  Expect the Asset Management Project, the Finance Advisory Fees for Establishment of Ordinary Limited Partners actually raised through Advisory Service Institution for Establishment corresponding to an Ordinary Limited Partner are [   ]% of its Subscribed Capital Contribution.  The pervious “actually raised” shall be subject to the execution of confirmation letter of Subscribed Capital Contribution and this Agreement as well as payment of First Installment by relevant Limited Partner.

6.5.3             If the Limited Partnership conducts Subsequent Capital Increase according to Article 2.8 herein, the Limited Partnership shall pay Finance Advisory Fees for Subsequent Capital Increase to Advisory Service Institution for Establishment after the Subsequent Partners have paid the First Installment of Subsequent Capital Increase.  The amount is equal to the [   ]% of the Subsequent Subscribed Contribution of Subsequent Limited Partner actually raised by the Partnership through the Advisory Service Institution for Establishment (but Finance Advisory Fees for Subsequent Capital Increase in the Asset Management Project shall be [   ]% of the amount of Subsequent Subscribed Contribution).  The Subsequent Partners via establishment of Advisory Service Institution shall assume the Finance Advisory Fees for

Subsequent Capital Increase.

6.5.4             For the avoidance of doubt, the General Partner, Special Limited Partner and other Limited Partners specified by the General Partner shall not assume Finance Advisory Fees for Establishment.

6.6                       Finance and Auditing Fees

6.6.1             “Finance and auditing fees” provided in Article 6.1.1(5), means fees for financial statements and reports of the Limited Partnership (including the costs of producing, printing, and sending), and auditing fees for annual financial statements of the Limited Partnership (including travel expenses during providing the auditing service).

6.7                       Meeting Expenses

6.7.1             “Meeting Expenses” provided in Article 6.1.1(6), means Meeting fees cost of the Partners’ Meeting convened by the Limited Partner, and cost of the Advisory Committee’s meeting convened by the co-chairman of Advisory Committee.

6.8                       Litigation and Attorney Fees

6.8.1             “Litigation and Attorney Fees” provided in Article 6.1.1(7), means the fees for litigation, arbitration, attorney and others incurred in connection with the litigation and arbitration of Limited Partnership; and legal advisory fees and its relevant travel expenses incurred in connection with the legal service for the Limited Partnership charged by the legal consultant of the Partnership.  For the avoidance of doubt, attorney fees specified in this Article do not include fees for investment legal advisory among the “Professional Investment Institution Fees” set forth in Article 6.1.1(8).

6.9                       Professional Investment Institution Fees

6.9.1             “Professional Investment Institution fees” provided in Article 6.1.1(8),means advisory fees for legal, auditing, evaluation and finance incurred in connection with investing, holding, operating, selling of the Limited Partnership to investment target projects.

6.9.2             The General Partner shall endeavor to cause the investment target projects to assume the Professional Investment Institution Fees, and the Partnership shall  assume the Professional Investment Institution Fees which cannot be assumed by the investment target projects.

6.10                Taxes

6.10.1      “Taxes and Fees Imposed by the Government” provided in Article 6.1.1(8) means taxes and fees are charged by the government with regards to the Limited Partnership, the incomes or assets of the Limited Partnership and the transaction or operation of the Limited Partnership.

6.11                Liquidation Fees

6.11.1      “Liquidation Fees” provided in Article 6.1.1(10) means expenses incurred during liquidation of the Limited Partnership provided in Article 15.3.1(1)-(4).

6.12                Other Fees

6.12.1              “Other fees” provided in Article 6.1.1(11) means the fees not specified in Article 6.1.1, but shall be assumed by the Limited Partnership by their nature.

6.13                Refund of Advancement

6.13.1      With unanimous consent of all Partners, if the General Partner and its Affiliates pay the Limited Partnership’s expenses provided in Article 6.1.1 in advance, then the Limited Partnership shall reimburse or return as soon as payment conditions are met.

6.14                Cost Allocation

6.14.1      Within the Expenses of Limited Partnership, Finance Advisory Fees for Establishment shall be assumed by the all Limited Partners except the Special Limited Partner according to Article 6.5; Management Fees shall be assumed by all Limited Partners except the Special Limited Partner according to Article 6.3; other fees shall be assumed in accordance with the ratio of Subscribed Capital Contribution.  It may also be allocated in accordance with other ways as deemed reasonably by the General Partner.

6.15                Investable Funds

6.15.1      After Establishment of the Limited Partnership, the Investable funds of all Partners shall be accounted separately on a regular basis.  Among which,

(1)     the Investable funds of the General Partner and Special Limited Partner are each one’s Paid-in Capital Contribution;

(2)     the Investable funds of Asset Management Project are the remaining balance of Paid-in Capital Contribution minus the pre-allocated amount according to Article 9.1.3 and the Finance Advisory Fees for Establishment and Management Fees calculated on basis of the relevant Paid-in Capital Contribution.

(3)     the Investable funds of other Limited Partners are the remaining balance of Paid-in Capital Contribution minus the Establishment Finance Advisory fees and Management Fees calculated on basis of the relevant Paid-in Capital Contribution.

Article 7  Investment Business

7.1                       Investment Objective

7.1.1             The Investment Objective of the Limited Partner is to invest pursuant to laws and regulations and the Agreement and receive good returns from capital revenues for the Partners.

7.2                       Investment Strategies

7.2.1                     With the unanimous consent of all Partners, the Limited Partnership invests the Target Project mainly via Bona Film.

7.3                       Investment and Withdrawal

7.3.1             The closed period of Investment Withdrawal of the Limited Partnership is [   ] years since the Initial Closing Date confirmed by the General Partner.  The investment period starts from the next day of the Initial Closing Date to the earlier of two following date: (1) [   ] years after the next day of the Initial Closing Date; or (2) the date when the Total Amount of Subscribed Capital Contribution of the Limited Partnership has been fully used for the investment into the Target Projects (including the actually paid-in Investable Fund and the investment amount reserved by the executive documents and the commitments) and the payment or reservation for the Limited Partnership’s fees (“Investment Period”).  The Limited Partnership shall not invest after the expiration date of Investment Period, unless investment agreements have been executed or valid investment commitment has been made during the Investment Period or subsequent investment into the already invested projects.

7.3.2             The Partners hereby confirm that, the General Partner has the right to extend the period of Investment Withdrawal of the Partnership for [   ] year on its own, on the premise that the General Partner shall make the decision about extension no later than [   ] years after the Closing Date of First Installment of Initial Capital Increase, and send a written notice of extending the closed period of Investment Withdrawal to all Partners.

7.3.3             Notwithstanding the above provisions, if the General Partner considers that the Limited Partnership should continue to exist, the closed period of Investment Withdrawal may be extended for [   ] additional year in accordance with the Partners’ Meeting.

7.3.4             After the closed period of Investment Withdrawal(including the extension period, if any) expires, the Limited Partnership shall immediately go into liquidation.

7.4                               Investment Limitation

7.4.1                     The Limited Partnership shall not positively invest into real estates, other fixed assets, personal properties, public trade shares in the secondary market and others.

7.4.2                     All cash assets in the Limited Partnership, including but not limited to cash to be invested or distributed or reserved for payment, can be managed only by way of liquid investment.

7.4.3                     The Limited Partnership shall not provide any guarantee.

7.4.4             The Limited Partnership can borrow Bank’s loan on its own or via Bona Film or the project of the Limited Partnership, but total loan shall not exceed [   ]% of Paid-in Capital Contribution of the Limited Partnership.

7.4.5             Without the approval of the Advisory Committee, the amount of the capital invested in the same Target Project by the Partnership on its own or via Bona Film shall not exceed [   ]% of total amount of Subscribed Capital Contribution to the Limited Partnership.

7.5                       Escrow of Fund

7.5.1             The Limited Partnership shall entrust a business bank with good reputation (the “Escrow Agent”), which holds all cash in the account of the Limited Partnership.

7.5.2             Where any fund expenditure by the Limited Partnership occurs, the procedure set forth in the Escrow Agreement with Escrow Agent shall be followed.

Article 8  Partners’ Meeting

8.1       Partners’ Meeting

8.1.1                    General Partner shall be responsible for convening and presiding the Partners’ meeting. The Partners’ meeting shall discuss and determine the following:

(1)         Annual report provided by the General Partner;

(2)         Extension of the term of the Limited Partnership;

(3)         Approval of the Limited Partner with the membership of the Advisory Committee no longer holding such membership;

(4)         Change of the Escrow Agent of the Limited Partnership;

(5)         Amendment of other context of this agreement, except for those explicitly authorized to the General Partner and to be determined with its sole discretion;

(6)         Removal of the Executive Partner (General Partner);

(7)         Dissolution and liquidation of the Limited Partnership;

(8)         Extension of the closure period of withdrawal of the investment of the Limited Partnership pursuant to this Clause 7.3.3;

(9)         Matters should be decided by Advisory Committee, but the Advisory Committee’s meeting do not convene and make resolutions in a period reasonably specified by General Partner or General Partner at its sole discretion determines that the resolution made by Advisory Committee is inappropriate;

(10)        Other matters that shall be decided by Partners’ meetings according to law, regulation and this Agreement.

Partners’ meeting shall not make resolutions on potential Investment Project of the Limited Partnership or other matters regarding the execution of Partnership affairs of the Limited Partnership, and Limited Partner shall not exert control over the management and other activities of the Limited Partnership through Partners’ meeting.

8.1.2                     General Partner shall convene the annual Partners’ meeting each year, of which the main content is to listen to the annual report of last year made by General Partner pursuant to Clause 8.1.1 (1), potential Investment Project of the Limited Partnership shall not be discussed at the annual Partners’ meeting, and the Limited Partner shall not exert control over the management and other activities of the Limited Partnership through Partners’ meeting. General Partner shall give all Partners a ten (10) days’ prior written notice before the first Partners’ meeting and the annual Partners’ meeting, but all Partners may waive the right of prior written notice in writing, notwithstanding the forgoing, the Partners’ attending the meetings shall be deemed as waive all requirements regarding prior notice.

8.1.3                     Upon ten (10) days’ prior notice, General Partner may convene temporary Partners’ meeting. The Limited Partner who holds more than [   ] of the Total Amount of Paid-in Capital Contribution of the Limited Partnership shall be entitled to propose to convene the temporary Partners’ meeting, proposer shall submit to General Partner the complete proposal including the meeting notice. General Partner shall, within thirty (30) days after receipt of the complete proposal including the meeting notice submitted by proposer, give a notice to convene the extraordinary Partners’ meeting. If General Partner determines that the content of the proposal to convene a temporary Partners’ meeting submitted by proposer is incomplete or needed to be amended, General Partner shall be entitled to require the proposer to supplement or amend, and, within thirty (30) days after the supplement or amendment by proposer, give a notice to convene the temporary Partners’ meeting. If General Partner refuses to perform the forgoing duties, the proposer may convene the temporary Partners’ meeting after the expiry of the thirty (30) days’ period and the meeting shall be chaired by proposer. The

Partners’ attending the meetings shall be deemed as waive all requirements regarding prior notice.

8.1.4                     The Partners’ meeting may be conducted by means of on spot meeting, conference call or communication voting or the combination of the above, which shall be determined by the convener and specified in the notice. The meeting will be valid if Partners attending the meeting holding an aggregate of two thirds or more of the Total Amount of Paid-in Capital Contribution. If the Partner is a natural person, the Partner shall attend the meeting in person; if the Partner is a legal person or other organization, the authorized representative of the Partner shall attend the meeting in person with a power of attorney officially sealed by the Partner. If the Partners’ meeting is held by way of on spot meeting, the Partner attends the meeting when he arrivals at the meeting site; if the Partners’ meeting is held by way of conference call, the Partner attends the meeting when he dials into the conference system; if the Partners’ meeting is held by way of communication voting, all Partners shall be deemed as attending the meeting.

If the Partners’ meeting is held by way of on spot meeting, the Partner attending the meeting shall sign the votes or resolution on site; if the Partners’ meeting is held by way of conference call or communication voting, the Partners attending the meeting shall sign the votes or resolution in writing, all Partners’ voting opinions shall be the signed opinions in the votes or resolution.

8.1.5                     When the matters set out in Clause 8.1.1 [   ] are discussed at the Partners’ meeting, the resolutions there of shall be made by property holders with an aggregate of [   ] or more of the Total Amount of Paid-in Capital Contribution of the Limited Partnership; if other matters of Clause 8.1.1 are discussed the Partners’ meeting, the resolutions shall be made by property holders with an aggregate of [   ] or more of the Total Amount of Paid-in Capital Contribution of the Limited Partnership, except for those otherwise required by law or this Agreement.

With regard to any matters hereunder requiring the consent or approval of Asset Management Project, Asset Management Project may solicit the opinions of its assets trustor, and, based on the specific part of its Subscribed Capital Contribution, agree or disagree in writing explicitly or exercise the voting rights.

8.2                            Advisory Committee

8.2.1                     The Limited Partnership shall organize and establish an advisory committee (the “Advisory Committee”), and the General Partner shall, within three (3) months after the Contribution Deadline of First Installment of Initial Capital Increase and according to the subscription situations of capital contribution in the Limited Partnership, appoint [   ] members of the Advisory Committee among the Limited Partners and/or the assets trustors in the Asset Management Project.

8.2.2                     The members of the Advisory Committee shall be determined as follows:

(1)         The General Partner shall determine the identity of the [   ] members of the Advisory Committee on the principle of high before low according to the Subscribed Capital Contribution of Limited Partners and/or the initial subscribed share of the assets trustors in the Asset Management Project.  For the purpose of this Article, in the calculation of the amount, initial subscribed share of an assets trustor shall be calculated as [   ]% of the Subscribed Capital Contribution of a Limited Partner.  When so ranking the Subscribed Capital Contribution or initial subscribed share from high to low, if there are two (2) or more than two (2) Limited Partners and/or assets trustor in the Asset Management Project ranking the same for the equal Subscribed Capital Contribution, which results in a situation that the total number of such Limited Partners and/or assets trustors in the Asset Management Project plus those Limited Partners and/or assets trustors in the Asset Management Project who rank higher would reach beyond [   ], then one (1) or multiple Limited Partners and/or assets trustors in the Asset Management Project shall be appointed to have the title to be a member of the Advisory Committee by the General Partner according to the chronological order of the payment of the Initial Capital Contribution by such Limited Partners and/or assets trustors in the Asset Management Project with the equal Subscribed Capital Contribution or initial subscribed share (evidenced by the time of bank deposit) so that the total number of members of the Advisory Committee would reach [   ].  In case that two (2) or more Limited Partners and/or assets trustors in the Asset Management Project pay in their Initial Capital Contribution at the same time, the General Partner shall appoint one (1) or multiple Limited

Partner(s) and/or assets trustor(s) in the Asset Management Project among those Limited Partners and/or assets trustors in the Asset Management Project with equal Subscribed Capital Contribution and the same time of initial contribution payment to have the title to be a member of the Advisory Committee so that the total number of members of the Advisory Committee would reach [   ].

(2)         The Limited Partners and/or assets trustors in the Asset Management Project who have obtained the title to be a member of the Advisory Committee may designate their representatives to act as members of the Advisory Committee, and they have right to change such representatives at any time, provided that they shall notify the General Partner ten (10) days in advance.

8.2.3                     The Limited Partners and/or assets trustors in the Asset Management Project who have obtained the title to be a member of the Advisory Committee, once determined, may not be changed during the Term of Partnership, except for the following situations: (1) if the Limited Partners and/or assets trustors in the Asset Management Project who have obtained the title to be a member of the Advisory Committee voluntarily waive such title, he/she/it ceases to be the member of the Advisory Committee as of the date when he/she submits a written declaration to the General Partner; (2) if the Limited Partners and/or assets trustors in the Asset Management Project who have obtained the title to be a member of the Advisory Committee withdraw from the Partnership or exit from the Asset Management Project, he/she/it ceases to be the member of the Advisory Committee as of the date of his/her/its withdrawal or exit; (3) if after the Limited Partner who has obtained the title to be a member of the Advisory Committee transfers his/her/its Property Shares to a non-Affiliate and/or the assets trustor has obtained such title transfers his/her/its share of Asset Management Project, his/her/its Subscribed Capital Contribution or share of Asset Management Project is lower than the lowest Subscribed Capital Contribution or share of Asset Management Project of the members at the time of the Advisory Committee’s establishment, then the Limited Partner and/or the assets trustor or his/her designated representative ceases to be the member of the Advisory Committee as of the date of the approval by the General Partner for such transfer; (4) if the Limited Partner fails to fully make any installment of capital contribution on or before the deadline set forth in the capital contribution notice, and/or the assets trustor fails to make any installment of capital contribution on time, the person him-/her-/itself or his/her/its designated representative ceases to be a member of the Advisory Committee as of the contribution deadline related to such installment of capital contribution; if the Limited Partner violates other obligations hereunder and/or the assets trustor violates other obligations under the Asset Management Project, the person him-/her-/itself or his/her/its designated representative ceases to be a member of the Advisory Committee since the date when the resolution that he/she/it shall no longer hold the title to be a member of the Advisory Committee is adopted by the Partners’ Meeting; (5) if the Limited Partner severely damage the interests of the Limited Partnership, and/or the assets trustor severely damage the interests of the Asset Management Project or the Limited Partnership, the person him-/her-/itself ceases to be a member of the Advisory Committee as of the date when the resolution that he/she/it shall no longer hold the title to be the member of the Advisory Committee is adopted by the Partners’ Meeting.

If the number of members of the Advisory Committee is less than [   ] for the above reasons, the General Partner shall determine the new member of the Advisory Committee within twenty (20) days of the occurrence of such events to complement the number of members to [   ].

8.2.4                     The chairman of the Advisory Committee shall be the Limited Partner with the highest Subscribed Capital Contribution or his/her/its representative; where there are two (2) or more than two (2) Limited Partners and/or assets trustors with the highest Subscribed Capital Contribution, the chairman shall be appointed by the General Partner among such persons.

The General Partner may designate one (1) representative to serve as the co-chairman of the Advisory Committee, who has no voting right, assists the chairman in organization of and convening the meeting of the Advisory Committee at ordinary times and hosts the meeting of the Advisory Committee when the chairman is absent from the meeting.

8.2.5                     The Advisory Committee discusses on the following matters, makes approval decisions or makes suggestions to the General Partner:

(1)         The proposal put forward by the General Partner with regard to the purchase investment in fixed-income products with a term less than one year in other way than depositing in banks, purchasing treasuries, purchasing money market funds, purchasing fixed-income or quasi-fixed-income trust schemes or Asset Management Projects;

(2)         Matters of conflict of interests and affiliated transactions that should be adopted by the meeting of the Advisory Committee;

(3)         Change of the accountant firm for the audition affairs of the Limited Partnership;

(4)         Examination of a proposal that the Limited Partnership on its own or through Bona Film invests in a single target project with the investment amount higher than [   ]% of the Total Amount of Subscribed Capital Contribution of the Limited Partnership;

(5)         Putting forward opinion or suggestion on the investment matters with potential conflict of interests between the Limited Partners and the General Partner and the appraisal matters involved in the interests distribution of the Limited Partnership that are submitted by the General Partner for discussion;

(6)         Receipt of issuance commission ratio by Bona Film higher than the ratio set forth herein;

(7)         Other matters in need of discussion by the Advisory Committee as stipulated herein;

(8)         Other matters on which the General Partner thinks necessary to ask the Advisory Committee for advice.

8.2.6                     For the matters discussed by the Advisory Committee, the co-chairman has no voting right, and each member of the Advisory Committee has one vote.  In order for an Advisory Committee’s meeting to be valid, there shall be more than [   ] (not including exactly [   ]) of the members with voting rights to attend the meeting.  All resolutions of the Advisory Committee shall be adopted by more than [   ] (not including exactly one half) of the members with voting rights to be effective, unless otherwise stipulated herein.  For those affiliated transactions with members of the Advisory Committee and other affiliated matters related to such member or the Affiliate thereof discussed by the Advisory Committee, such member has no voting rights.

8.2.7                     The Advisory Committee’s meeting may be held at any time as needed, and shall be convened by the co-chairman or the chairman.  The notice period of the meeting shall be five (5) days, and the notice shall be issued by the meeting convener.  A member who attends the meeting shall be deemed to have waived any of his/her/its requirements related to the notice period.  If the General Partner proposes to convene the Advisory Committee’s meeting to discuss the matter proposed by the General Partner, but the Advisory Committee fails to adopt a resolution within the period reasonably specified by the General Partner, or the General Partner considers the resolution adopted by the Advisory Committee as unreasonable, then the General Partner has right to submit such matter to the Partners’ Meeting for discussion and determination.

8.2.8                     The Advisory Committee’s meeting may be taken by way of on-site meeting, telephone meeting, communication voting or a combination of the aforementioned ways. The member of the Advisory Committee shall personally attend the Advisory Committee’s meeting.  For a meeting held by way of on-site meeting, a member arriving at the meeting venue has attended the meeting; for a meeting held by way of telephone meeting, a member dialing in teleconference system has attended the meeting; for a meeting held by way of communication voting, all members have attended the meeting.  For a meeting held by way of on-site meeting, all members of the Advisory Committee attending the meeting shall execute the votes or resolutions on site; for a meeting held by way of telephone meeting or communication voting, a member attending the meeting shall execute written votes or resolutions within the voting period, and the voting opinion of all the members shall be subject to the opinion executed in the votes or resolutions; however, for a voting by way of telephone meeting or communication voting, if the General Partner deems necessary, it can require the voting member to have his written votes notarized or certified (notarized by the notary public office if within the PRC, or certified by the embassy or consulate if outside the PRC, the same below).  For a meeting held by way of on-site meeting combined with telephone meeting or communication voting, for those members arriving at and not arriving at the venue, aforementioned provisions about the execution of votes or resolutions shall apply.  The votes or resolutions of a member not arriving at the venue shall be submitted in writing to the General Partner or its designated representative within seven (7) days after the voting date of the meeting specified in the meeting calling notice (if by mail, the postmark date shall prevail), and if the member of the Advisory Committee fails to submit his/her votes in writing within the aforementioned seven (7) days or fails to have the submitted votes notarized or certified as required by the General Partner, he/she shall be deemed to have waived.

8.2.9                     For decisions, opinion and advice made by the Advisory Committee, the General Partner shall give serious consideration; however, except for subArticle [   ] of Article 8.2.5, the General Partner is under no obligation to follow the opinion of the Advisory Committee.  Notwithstanding the above provisions, the Advisory Committee and its members shall not be deemed to have attended to management and execution of the affairs of the Limited Partnership in any sense, they shall under no circumstances engage in activities in the name of the Limited Partnership, or take any conducts that may be binding on the Limited Partnership.

8.2.10              The members will not be remunerated for participating in the work of Advisory Committee, but the meeting expenses of Advisory Committee’s meeting convened by the co-chairman shall be borne by the Limited Partnership, while other expenses borne by the members of the Advisory Committee on their own.

8.2.11              Those matters which occur before the establishment of the Advisory Committee and need to be discussed by the Advisory Committee as required by this Agreement shall be determined by the General Partner instead.

Article 9  Distribution and Loss Allocation

9.1.                    Distribution

9.1.1             The cash income of Investment Project includes but not limit to net income or other income of Investment Project, however from which taxes arising out of such income(if any) payable by the Partnership shall be deducted.

9.1.2             The cash income arising out of Investment Project during the term of the Limited Partnership may not be used for reinvestment.

9.1.3             The Limited Partnership shall pre-allocate to Asset Management Project.

(1)         To pre-distribute to Asset Management Project within [   ] business days of the First Installment and the several Subsequent Installments by the Asset Management Project, the pre-distributed amount is: [   ]% of the Paid-in Capital Contribution of the Asset Management Project in each term to the Limited Partnership; and

(2)         To pre-distribute to Asset Management Project within [   ] business

days of the First Installment by the Asset Management Project, the pre-distributed amount is: [   ]% of the Subscribed Capital Contribution of the Asset Management Project to the Limited Partnership.

9.1.4             All Partners unanimously agree that, during the term of the Limited Partnership, if the Partnership has received cash income from Investment Project shall be distributed, it shall be distributed by the General Partner in following steps after deducting estimated cost:

(1)         First Round distribution, the Distribution of Paid-in Capital Contribution:
First, the cash income raised from Investment Project to the Limited Partner shall be distributed to all Partners according to the proportion of each Partner’s Investable Funds to the amount of all Partners’ Investable Funds, until the distributed cash to all Partners accumulatively aggregate each Paid-in Capital Contribution.  In the avoidance of doubt, the Paid-in Capital Contribution of withdrawing Limited Partner who has not been refunded its Property Shares, shall be calculated, but not including Paid-in Capital Contribution of withdrawing Limited Partner who has been refunded its Property Shares, which shall not be calculated as the basis and distributed.

(2)         Second Round Distribution, Preferred Return:
The cash income raised from Investment Project to the Limited Partners shall be distributed to all Partners, according to the proportion of each Partner’s Investable Funds to the amount of all Partners’ Investable Funds, until the Paid-in Capital Contribution of all Partners reaches at [   ]% of Annual Internal Rate of Return (IRR) from Contribution Deadline of each installments to the distribution day.

(3)         Third Round Distribution:
After the distributions above, the remaining cash of the Partnership (if any) shall be distributed to the General Partner, until the amount of third distribution to the General Partner is equal to [   ]% of the sum of second and third distribution.

(4)         Fourth Round Distribution:
After the distributions above, the cash shall be distributed if it still remains in the Limited Partnership, the [   ]% to the General Partner, and

[   ]% according to the proportion of the all Partners’ Investable Funds to the sum of Investable Funds in the Partnership to all Partners.

(5)         The distribution shall continue to be conducted pursuant to the above provisions when the Limited Partnership is in liquidation.

(6)         Subject to the alteration of Partner’s Investable Funds or the joining of Subsequent Partner after distribution, for the sake to realize the total distribution of the Agreement to all Partners, General Partner shall adjust to the distributed amount according to the alteration of Investable Funds when it comes to next distribution. The Subsequent Partner is deemed as the beginning Partner.

9.1.5             For the avoidance of doubt, according to the distribution provided in Article 9, it shall follow the principles hereinafter as calculating Paid-in Capital Contribution, the sum of Paid-in Capital Contribution in the Limited Partnership and the relevant ratio:

(1) the withdrawal Partner shall not be distributed, if it has the due refund of its property shares in accordance with Article 13.1.4 from the Limited Partnership; (2)the Disqualified Breaching Partner who is disqualified from the whole or parts of Subsequent Contribution according to Article 3.3.3, when it comes to calculating on its Investable Funds and total sum if Investable Funds of the Limited Partnership, the Investable Funds of the Disqualified Breaching Partner shall be calculate on [   ]% of its paid-in Investable Funds, and Disqualified Breaching Partner’s principles for profits also bases on the [   ]% of its paid-in Investable Funds.

9.1.6             The Liquid Investment cash and other incomes (if any) shall not be distributed as acquiring, the Liquid Investment’s principles and its profits and other incomes (if any) can keep on Investment Project in the Agreement.

9.1.7             When the Limited Partnership goes into liquidation, integrated calculation depends on profits during the closed period of investment withdrawal of the Limited Partnership, any Partners’ the acquired amount which exceeds the distributed amount, shall return to the Limited Partnership and distribute again, for the sake to realize the total distribution of profits in this Agreement; but the over number of the distributed amount shall be returned by Partners is limited to the balance of distribution deducting the taxes.

9.1.8             The whole contribution of the Limited Partnership (including First Installment and Subsequent Installments) shall be paid before the due date of closing period, every time General Partner acquires profits for distribution (not including the return of Paid-in Capital Contribution) from the Limited Partnership, shall save the [   ]% of profits for distribution into the supervise account of its name, the fund of supervise account is in purpose to perform the obligations of returning. If all Subscribed Contributions of the Limited Partnership are required to pay and now it’s due; meanwhile, all Partners already withdrew the Paid-in Capital Contribution and got Preferred Returns, General Partner can get funds in the supervise account back according to the distributed principles in Article 9.1.3.

9.2                       Non-cash Distribution

9.2.1             The distribution of Limited Partnership shall carry out in cash, non-cash distribution is forbidden.

9.3                       Non-Obligations of Interests Payment

9.3.1             The Limited Partnership has no obligations to pay interests raised from the Subsequent Contribution or any profits shall be distributed but hasn’t been distributed yet.

9.4                       Income Tax

9.4.1             According to the Partnership Enterprise Law, the Limited Partnership is not the subject of income tax payment, each Partner shall declare and pay income tax pursuant to the relevant regulations on its owns. If the law requires the Limited Partnership pay and withhold as representative, then the Limited Partnership shall subject to pay and withhold.

9.5                       The Allocations of Losses and Debts

9.5.1             The Limited Partnership shall distribute according to Article 9. When it comes to losses, all Partners assume the losses in accordance with this Agreement.

9.5.2             Losses of the Limited Partnership shall be assumed by the Limited Partners in proportion to their capital contribution, and shall be assumed by the General Partner in unlimited joint and several liability.

Article 10                              Representations and Warranties

10.1                     Representations and Warranties of the Limited Partners

10.1.1              Each Limited Partner hereby represents and warrants that:

(1)                     It has read and understood the clauses of this Agreement;

(2)                     It understands the potential risks of the Limited Partnership; the Limited Partnership, General Partner and the Management Team shall not represent and warrant investment principals and its profits under any situations;

(3)                     The contribution paid to the Limited Partnership is legally obtained;

(4)                     If the Limited Partner is institution, the execution of this Agreement is with valid resolution made according to its internal procedure and full authorization and the person who execute this Agreement is its legal and valid representative; the execution of this Agreement will not cause it to breach laws and regulations, its Articles of Association (if applicable), any provisions having a binding effect on it or obligations under other agreement;

(5)                     It holds the property shares of the Limited Partnership for its own profits, and the property shares shall not have the connections with escrow and behalf of the holders (except Investment Management Project or Escrow Project). If it has full evidences to prove that the property shares have the connections with escrow and behalf of the holders (except Investment Management Project or Escrow Project), then General Partner has the right to ask the Limited Partner to withdraw or assign the properties.

10.2                     Representations and Warranties of the General Partner

10.2.1              The General Partner hereby represents and warrants that:

(1)                              It has read and understood the clauses of this Agreement;

(2)                              The contribution paid to the Limited Partnership is legally obtained;

(3)                              The execution of this Agreement is with valid resolution made according to its internal procedure and full authorization and the person who execute this Agreement is its legal and valid representative; the execution of this Agreement will not cause it to breach laws and regulations, its Articles of Association, any provisions having a binding effect on it or obligations under other agreement;

(4)                              It holds the property shares of the Limited Partnership for its own profits, and the property shares shall not have the connections with escrow and behalf of the holders

Article 11                Accounting, Reports and Account

11.1                Accounting Year and Capital Account

11.1.1      Each fiscal year of the Partnership shall start from January 1 and end on December 31 while the first fiscal year shall start form establishment of the Partnership and end on December 31 thereof.

11.1.2      For the purpose of calculating the capital contribution, incomes and costs of each Partner, the Partnership establishes a capital account in the accounting book, respectively calculating the Subscribed Capital Contribution, capital paid in, capital for investment, shared costs, shared investment, shared investment incomes and other incomes, distributed investment incomes of each Partner.

11.2                Audit and Financial Report

11.2.1      The General Partner shall maintain an accounting book which could reflect the business projects of the Partnership in compliance with laws within the statutory period and compile an accounting report.

11.2.2      The Partnership shall hire qualified and independent auditing organizations to conduct an audit on the financial statement of the Partnership after the end of each accounting year. The first auditing organization shall be appointed by General Partner.

11.3                Semiannual Report and Annual Report

11.3.1      From the Contribution Deadline of First Installment, the General Partner shall (1) submit semiannual report to all Partners containing a summarization of investment activities and unaudited abstract of financial information including the balance sheet of the Partnership for the last six months before the end of the third month of each half year (namely March 31 and September 30); (2) submit the annual report of the last accounting year before June 30 of each year to all Partners containing the summarization of investment activities and audited financial report of the last year.

11.4                Inspect Financial Books

11.4.1      Limited Partners are entitled to personally or delegate an agent to inspect the accounting book of the Partnership during regular working hours within reasonable time limits regarding normal issues relevant to the shares of property held with a written notice delivered ten (10) days ahead. When exercising rights under this article, the Limited Partners shall be subject to the confidentiality procedures and regulations as formulated or amended by Limited Partners/General Partner from time to time.

Article 12  Transfer of Property Shares

12.1                Transfer of Property Shares Held by Limited Partners

12.1.1      Unless otherwise prescribed by this Agreement, a Limited Partner shall not transfer Property Shares. Within the duration of the Partnership, the Limited Partners shall not require to transfer the Property Shares based on change of financial situation or any other reasons.

12.1.2      Under special circumstances, from the perspective of common interests of the Partnership and all Partners, the General Partner could have the discretion to approve the application for property share transfer proposed by certain limited Partners. Under such circumstances, the Limited Partners proposing to transfer all or parts of the Property Shares (the “Transferor”) shall submit a valid application regarding the transfer of Property Shares.

12.1.3      The application for transfer is valid only when the following conditions are all met.

(1)         The transfer of the Property Shares will not result in any violation by the Partnership of Partnership Enterprise Law or any other relevant laws or regulations or any limitations on the business activities of the Partnership.

(2)         The transferee has already submitted a Commitment Letter to the General Partner regarding the agreement to be bound by and comply with this Agreement and assume all obligations of the Transferor under this Agreement as well as other documents licenses and information that General Partner deem appropriate.

(3)         The Transferor shall pay RMB [   ] to the Partnership as the application fees of the Property Shares transfer to cover all costs incurred by the Partnership and General Partner due to transaction of the Property

Shares transfer including but not limited to conference costs of Partners (if any), the cost arising out of execution of documents of all Partners, costs of legal consultancy, costs of registration with Administration of Industry and Commerce, expenses for business trips.

(4)         The transferee also gives a written commitment that where the application fees are not enough to cover all costs arising out of transaction of Property Shares incurred by the Partnership and all General Partner, the transferee shall make extra payments to cover the balance.

12.1.4      For the sole purpose of clarification, the General Partner is entitled to approve or disapprove the valid application at its discretion without giving any reasons. Where the General Partner does not approve an application for transfer, the General Partner shall return [   ]% of the application fees within thirty (30) working days after rejecting the application. Where the General Partner approves the transfer application and initiates the Property Shares transfer procedures (including but not limited to execution of the Transfer Agreement of Property Shares or sending notices to Partners), due to any reasons out of the control of the General Partner (including but not limited to restrictions of laws, disapproval of relevant authorities or refusal of other Partners to cooperate in the execution of documents and transaction procedures, the rejection of AIC to register) such that the Property Shares could not be transferred, the application fees shall not be returned.

12.1.5      Where the transfer of Property Shares as is prescribed in Article 12 occurs, all Partners authorize the General Partner to issue a written notice to all Partners illuminating the situation of the transfer and the renewed annexes for further review of all Partners. The General Partner obtains authorization of all Partners and/or the Partnership according to this article, executing written documents and/or represent the Partnership to execute relevant legal documents and transact alteration registration formalities. Where law or governmental authorities require the Limited Partners to execute documents relevant to alteration registration with the Administration of Industry and Commerce personally, the Limited Partners shall execute legal documents required for alteration registration with Administration of Industry and Commerce according to instructions of the General Partner without any conditions. All Partners hereby irrevocably confirm that, where abovementioned situations happen, the list of Partners, the capital subscribed by each Partner, the aggregate Subscribed Capital Contribution and proportion of contribution shall correspond with Schedule A submitted by General Partner after such alteration and other clauses adjusted (if any) according to alteration of Schedule A. The transaction of registration formalities with Administration of Industry and Commerce shall not affect the validity of the abovementioned Schedule A after the alteration and other clauses adjusted (if any) according to alteration of Schedule A.

12.2                Transfer of Property Shares Held by General Partner

12.2.1      Unless transferred according to prescriptions of this Agreement, within the duration of the Partnership, the General Partner shall not transfer the Property Shares by any means. Where the General Partner is declared bankrupt or the business licenses thereof are revoked, the Partnership shall enter procedures of liquidation.

12.2.2      Notwithstanding the foregoing prescriptions of Article 12.2.1, General Partner could transfer all or any part of the Property Shares to connected parties, or transfer such Property Shares to non-connected parties with the approval of Partner meeting.

12.3                Pledge of Property Shares

12.3.1      The Partners shall not set a pledge on the Property Shares.

Article13  Withdrawal from the Partnership

13.1                        Limited Partner’s Withdrawal from the Partnership

13.1.1            Within the Term of the Partnership, unless otherwise stipulated by the law or herein, the Limited Partner may not withdraw from the Partnership, or decrease its Subscribed or Paid-in Capital Contribution.

Notwithstanding the foregoing provision, the Limited Partner may withdraw from this Limited Partnership by transferring all of its Property Shares in the Limited Partnership in accordance with the procedure set forth herein.

13.1.2             The General Partner may mandate the Limited Partner to withdraw from the Partnership under circumstances as follows:

(1)                        Mandate the Limited Partner who fails to pay in capital contribution as agreed to withdraw from the Partnership in accordance with Article 3.3;

(2)                        Mandate the Limited Partner who is not qualified as a Limited Partner of this Limited Partnership to withdraw from the Partnership in accordance with Article 4.1.5;

(3)                        Mandate the Limited Partner who fails to executed related legal documents as instructed by the General Partner or fails to perform other obligations herein to withdraw from the Partnership in accordance with Article 4.1.6.

13.1.3             In any of the following circumstances, the Limited Partner shall naturally withdraw from the Partnership:

(1)                        The Limited Partner is personally insolvent;

(2)                        The Limited Partner who is a legal person or other organization has been suspended from its business license, ordered to close down and revoked or announced bankrupt;

(3)                        The Limited Partner has lost the relevant qualifications as prescribed by laws or the covenants of this Agreement; or

(4)                        All the Property Shares of the Limited Partner in the Partnership are subject to the execution of the People’s Court.

(5)                        Other circumstances as prescribed by the Partnership Enterprise Law to result in natural withdrawal occurs.

The Effective Date of Withdrawal shall be the actual date of occurrence of the cause for such withdrawal.

13.1.4             Where the Limited Partner shall mandatory or naturally withdraw from the Partnership due to the above provisions, this Limited Partnership shall not dissolve accordingly.  The General Partner may determine at its sole discretion that: (1) other current Partners or new Limited Partners shall succeed the Property Shares of the withdrawing Limited Partner, or (2) the Total Amount of Subscribed Capital Contribution of this Limited Partnership shall be decreased accordingly.  The General Partner shall make the foregoing decision within thirty (30) days after the Effective Date of Withdrawal, and notify all the Partners.

(1)                        If the General Partner determines that current Partners or new Limited Partner(s) succeed the Property Shares of the withdrawing Limited Partner, the withdrawing Limited Partner (or its guardian or asset manager) and the current Partner or new Limited Partner shall negotiate on the price payable by the successor and settle on their own.

(2)                        If the General Partner determines that the Total Amount of Subscribed Capital Contribution of this Limited Partnership shall be decreased accordingly, this Limited Partnership shall return the Property Shares of the withdrawing Limited Partner.  The specific amount shall be determined by the General Partner in accordance with Article 13.1.5.  The return shall occur when this Limited Partnership conducts distribution in accordance with Article 9.1 and distributes to all the Partners (including the withdrawing Limited Partner) based on the proportion of their respective investable funds to the total amount of investable funds until the withdrawing Limited Partner has received all of its Property Shares that should be returned.  However, if the withdrawing Limited Partner has not received all of its Property Shares that should be returned upon the completion of the liquidation of this Limited Partnership, then such withdrawing Limited Partner is not entitled to any amount that it has not received against any Party (including without limitation the General Partner and any Limited Partner).

13.1.5             The amount of Property Shares returned by this Limited Partnership shall be the lower amount of the following:

(1)                        The paid-in capital contribution of the withdrawing Limited Partner deducting all the amount received by it from the Limited Partnership (pre-tax).

(2)                        That determined by the General Partner with the following formula:

The returnable amount = the net value of the Limited Partnership at the Effective Date of Withdrawal ×the ration of the paid-in capital Contribution of the withdrawing Limited Partner to the total amount of paid-in capital contribution of this Limited Partnership.

Note:

(1)                        The net value of a project that has been invested in but not realized yet shall be the Original Investment Cost at the time of investment, if partially realized, the net value shall be calculated pro rata; but if there is any confirmed loss in any project, the net value shall be the remainder after the investment cost deducting the confirmed loss.

(2)                        In the avoidance of doubt, the investable funds of the Breaching Limited Partner who has been disqualified for the subsequent contribution in total or in part in accordance with Article 3.3.3 shall be calculated as [   ]% of its actual investable funds, and its paid-in capital contribution shall be

calculated as [   ]% of its actual paid-in capital contribution.

13.2 General Partner’s Withdrawal from the Partnership

13.2.1             The General Partner hereby undertakes that, unless otherwise explicitly stipulated herein, it shall continuously perform its obligations hereunder until this Limited Partnership is dissolved or liquidated in accordance with this Agreement; it will neither demand to withdraw from the Partnership nor transfer its Property Shares before this Limited Partnership is dissolved or liquidated; it will not take any positive action to dissolve or liquidate itself, either.

13.2.2             In any of the following circumstances, the General Partner shall naturally withdraw from the Partnership:

(1)                        The General Partner has been suspended from its business license, ordered to close down and revoked or announced bankrupt;

(2)                        All the Property Shares of the General Partner in the Partnership enterprise are subject to the execution of the People’s Court.

(3)                        Other circumstances as prescribed by the Partnership Enterprise Law occur.

Where the General Partner shall naturally withdraw from the Partnership in accordance with the above provisions, the General Partner’s Affiliate shall serve as the General Partner of this Limited Partnership; in case that there is no such Affiliate who may serve as the General Partner, this Limited Partnership shall go into liquidation.

13.3 Removing the Executive Partner

13.3.1             In the event that, due to the malicious act or gross negligence of the Executive Partner, this Limited Partnership has suffered material economic losses or has borne material debts or liabilities that this Limited Partnership is unable to repay or resolve, then this Limited Partnership may start up the procedure set forth in Article 13.3.2 to remove the Executive Partner.

13.3.2             Removing the Executive Partner shall be conducted under the following procedure:

(1)                        On the precondition that judgment of the court or award of the arbitration tribunal has confirmed that the Executive Partner meets the provisions under Article 13.3.1, the Limited Partner may propose to convene a Temporary Partners’ Meeting in accordance with Article 8.1.3 to discuss the matters of removing the Executive Partner.

(2)                        A resolution to remove the Executive Partner may be adopted with the consent of the Partners other than the General Partner and its Affiliate, who collectively hold no less than [   ]% of the Total Amount of the Paid-in Capital Contribution in this Limited Partnership.

13.3.3             If the Partners’ Meeting has adopted a resolution to remove the Executive Partner in accordance with Article 13.3.2, this Limited Partnership shall go into liquidation directly.

13.4 Joining the Partnership

13.4.1             Except for the circumstances set forth herein where the General Partner has the right to determine on its own to accept a new Partner to join the Partnership, without the consent of the Partners’ Meeting, no admission of a new Partner shall be granted within the Term of the Partnership.

13.4.2             Except for the circumstances set forth herein where the General Partner has the right to determine on its own to accept a new Partner to join the Partnership, following requirements shall be met concurrently for a Limited Partner to join this Limited Partnership:

(1)                        He/her/it shall admit this Agreement, execute this Agreement or execute a supplementary agreement separately;

(2)                        Consent of the Partners’ Meeting has been obtained;

(3)                        He/she/it shall perform the rights and obligations set forth herein.

13.4.3             New General Partner shall bear unlimited joint and several liability for the debts of the Partnership incurred before he/she joins the Partnership.

13.4.4             New Limited Partners shall bear liability to the extent of his/her subscribed amount of capital contribution for the debts of the Partnership incurred before he/she joins the Partnership.

13.5 AIC Registration Amendment

13.5.1             Where the Withdrawal event under Article 13.1 occurs, all the Partners authorize the General Partner to deliver a written notice explaining the modification conditions to all the Partners and update Schedule A for reference by the Partners.  According to this Article, the General Partner is authorized to personally execute or execute on behalf of the Limited Partner related legal documents to conduct the modification with the AIC and other authorities for this Limited Partnership.  Where the law or competent government authority requires that the Limited Partner shall personally execute legal documents related to the Amendment Registration with the AIC, the Limited Partner shall unconditionally follow the instruction of the General Partner to execute the legal documents necessary for the Amendment Registration with the AIC.

Article 14                                        Inheritance

14.1 Inheritance of Qualification of Limited Partners

14.1.1             Where an individual Limited Partner dies or is declared died in accordance with the law (hereinafter referred to as “Die”), with the approval of the General Partner, the sole inheritor or devisee of the Property Shares set forth in its notarized will (hereinafter referred to as the “Inheritor”) or the sole Inheritor of the Property Shares confirmed by the judgment of a court or the award of an arbitration tribunal may inherit the qualification of the deceasing Limited Partner in this Limited Partnership in accordance with the law; provided that the Inheritor shall submit a written covenant within the period reasonably specified by the General Partner and covenant to fully perform the obligations of the decedent (including but not limited to the obligation to make the Subsequent Contribution Payment (if any)) in accordance with this Agreement.  In the avoidance of doubt, this Limited Partnership does not bear related fees incurred during the notarization of the will.

14.2 Automatic Withdrawal

14.2.1             In any of the following circumstances, the deceasing individual Limited Partner shall naturally withdraw from the Partnership, and this Limited Partnership shall return the amount of money representing his/her Property Shares to his/her Inheritor in accordance with this Agreement:

(1)                        If the Inheritor refuses to be a Limited Partner of this Limited Partnership, the deceasing individual Limited Partner shall be deemed to naturally withdraw from the Partnership on the date when his/her Inheritor expressly makes such declaration of will;

(2)                        If the sole Inheritor of the Property Shares in this Limited Partnership held by the deceasing Limited Partner has not been determined within one hundred and eighty (180) days after the death of such Limited Partner, the deceasing Limited Partner shall be deemed to naturally withdraw from the Partnership one hundred and eighty one (181) days after his/her death.

(3)                        If the laws, regulations or the policy of registration with the AIC forbids the Inheritor from being a Limited Partner, the deceasing Limited Partner shall be deemed to naturally withdraw from the Partnership on the next day of his/her death.

(4)                        If this Agreement stipulates other circumstances where the Inheritor may not become a Limited Partner, the deceasing Limited Partner shall be deemed to naturally withdraw from the Partnership on the next day of his/her death.

14.2.2             The calculation basis and return time-point of the returned Property Shares shall be handled in reference to the provisions under Article 13.1.4 and Article 13.1.5.  The returned Property Shares shall be paid to the Inheritors of the deceasing Limited Partner in the proportion of inheritance (subject to the notarized will, the final judgment or award of the court or the arbitration tribunal), if the proportion of inheritance is unable to be determined, such money shall be deposited in an escrow account and shall be paid after the proportion of inheritance of the Inheritor or successor of the deceasing Limited Partner has been determined (subject to the notarized will, the final judgment or award of the court or the arbitration tribunal), from which related fees incurred during the period when the money is deposited in the escrow account shall be deducted.  If the proportion of inheritance has not been decided yet on the date of dissolution of this Limited Partnership, such money will be lodged, from which the lodge fee shall be directly deducted.

14.3 AIC Registration Amendment

14.3.1             Where the situations set forth in Article 14.1 and 14.2 occur, all the Partners authorize the General Partner to deliver a written notice explaining the modification conditions to all the Partners and update Schedule A for reference by the Partners.  According to this Article, the General Partner is authorized to personally execute or execute on behalf of the Limited Partner related legal documents to conduct the modification with the AIC and other authorities for this Limited Partnership.  Where the law or competent government authority requires that the Limited Partner shall personally execute legal documents related to the Amendment Registration with the AIC, the Limited Partner shall unconditionally follow the instruction of the General Partner to execute the legal documents necessary for the Amendment Registration with the AIC.

Article 15                                        Dissolution and Liquidation

15.1 Dissolution

15.1.1             Under any of the following circumstances, this Limited Partnership shall be dissolved:

(1)                        The term of the Partnership has expired;

(2)                        The number of Partners fails to meet the quorum for no less than thirty (30) days;

(3)                        The Executive Partner has been expelled and the Partners’ Meeting has not adopted a resolution on the admission of a new Executive Partner;

(4)                        The Executive Partner proposes so and all the Partners has voted and adopted so;

(5)                        This Limited Partnership has been suspended from its business license;

(6)                        All the Project Investment of this Limited Partnership has been withdrawn;

(7)                        Other causes for dissolution set forth in the Partnership Enterprise Law and this Agreement occur.

15.2 Liquidation

15.2.1             In the event of any cause for dissolution of this Limited Partnership set forth in Article 15.1, this Limited Partnership shall be liquidated in accordance with this Article and formally dissolved after the completion of liquidation.

15.2.2             All the Partners unanimously agree that the General Partner shall act as the liquidator, unless at that time all the Partners unanimously determine that a person other than the General Partner shall act as the liquidator.

15.2.3             After the liquidator has been determined, he/she shall be responsible for the management of all the unrealized assets of this Limited Partnership.  The liquidator shall endeavor to realize all the assets of this Limited Partnership and distribute the residual assets of this Limited Partnership to the Partners.  This Limited Partnership will not pay Management Fee to the General Partner during the liquidation period.

15.2.4             The liquidation period shall be no longer than one (1) year, and the liquidator shall take his/her best effort to complete the liquidation.  In case of special circumstances, the liquidation period may be extended according to the actual circumstances.

15.2.5             The Partners may not require to divide the property of this Limited Partnership prior to its liquidation.  The property of this Limited Partnership includes the capital contribution of all the Partners and the proceeds acquired and other property acquired in accordance with the law in the name of this Limited Partnership.

15.3 Liquidation Preference

15.3.1             In the event of liquidation of this Limited Partnership, the property of the Limited Partnership shall be repaid and distributed in the following order:

(1)                     Payment of the liquidation expenses;

(2)                     Payment of salaries, social insurance premiums and statutory compensations of the employees;

(3)                     Payment of outstanding taxes;

(4)                     Repayment of all the debts of the Limited Partnership;

(5)                     Distribution of the residual distributable cash among all Partners pursuant to the principles and procedures prescribed in Article 9 hereof, except for the creditor’s right against the Asset Management Project formed due to the pre-distribution to the Asset Management Project by the Limited Partnership, which shall be distributed to the Asset Management Project in whole and the pre-distributed amount of money need not be returned.

The above subsection (1) to subsection (3) shall be repaid by cash, and other assets shall be realized if the cash is not enough.  The liquidator shall negotiate with the creditors on the way of repayment of the above subsection (4).

15.3.2             In case that the properties of the Limited Partnership are insufficient to repay the debts of the Limited Partnership, the General Partner shall bear unlimited joint and several liability to the creditors.

Article 16                                        Breaching Liabilities

16.1 Breaching Liabilities

16.1.1             Any Partner in violation of this Agreement shall take relative breaching liabilities in accordance with the law or the provisions hereof.

16.1.2             Any Partner who fails to make capital contribution within the agreed period shall take responsibilities in accordance with Article 3.3.

16.1.3             In the event that this Agreement cannot be performed or fully performed due to the default by one Party, the Breaching Party shall take Breaching Liability; in case of default by multiple Parties, such Parties shall take their respective Breaching Liabilities severally.

Article 17                                        Governing Law and Resolution of Disputes

17.1 Governing Law

17.1.1             This Agreement shall be governed by the laws of the People’s Republic of China.

17.2 Resolution of Disputes

17.2.1             All the disputes arising out of or related to this Agreement shall be settled by the related Parties through friendly negotiation first.  If the related Parties fail to settle the disputes through negotiation, the disputes shall be submitted to Shanghai Arbitration Committee for arbitration in accordance with the then effective arbitration rules of the committee.  The award of the arbitration shall be final and binding upon the related Parties.  Unless otherwise awarded by the arbitration tribunal, the arbitration fee shall be borne by the losing Party.

Article 18                                        Miscellaneous

18.1 Notices

18.1.1             All notices, request or information hereunder shall be in writing and shall be deemed duly sent or delivered if delivered or sent to the following address:

To the Limited Partnership:

Address:  [   ]

Facsimile:  [   ]

Telephone:  [   ]

Attention:  [   ]

To the General Partner:

Address:  [   ]

Facsimile:  [   ]

Telephone:  [   ]

Attention:  [   ]

Notice to each Limited Partner shall be sent to the address separately notified in writing to the General Partner in the Subscription Legal Documents by each Limited Partner.

Any Limited Partner may send a written notice to the Limited Partnership and the General Partner at any time to change its address.

The General Partner and the Limited Partnership may send a written notice to the Limited Partners at any time to change their addresses.

18.1.2             Unless there is evidence of earlier receipt,

(1)                     If delivered personally, the notice shall be deemed duly delivered when delivered to the address contemplated in Article 18.1.1;

(2)                     If sent by postage prepaid registered mail or courier services, the notice shall be deemed duly delivered ten (10) days after being mailed to the address contemplated in Article 18.1.1;

(3)                     If mailed by air mail, the notice shall be deemed duly delivered five (5) days after being mailed to the address contemplated in Article 18.1.1

(4)                     If transmitted by facsimile, the notice shall be deemed duly delivered when transmitted to the facsimile number of the attention contemplated in Article 18.1.1 and the sender’s facsimile machine records a transmission confirmation.

18.2 Force Majeure

18.2.1             “Force Majeure” means all events which are beyond the control of the Parties here, and which are unforeseen, unavoidable or insurmountable, and which arise after the execution of this Agreement and which prevent total or partial performance by a Party hereto.  Such event includes any earthquake, typhoon, flood, fire, wars, interruption of international or domestic transportation, actions of government or public institutions (including significant changes of laws or adjustment of policies), epidemics, riot, strike and other events recognized as Force Majeure by the general international trade usage.  One Party’s shortage of fund shall not constitute a Force Majeure event.

18.2.2             Should the occurrence of a Force Majeure results in one Party’s failure to perform its obligations hereunder, the effected Party may suspend its performance during the delay period resulting from the Force Majeure and not be regarded as breach of contract. The Party claiming Force Majeure shall, as soon as possible after the occurrence of the Force Majeure, inform each of the other Parties, and provide sufficient evidence of the occurrence and continuity of the Force Majeure within fifteen (15) days.

18.2.3             In the event of a Force Majeure, the Partners shall negotiate with each other for a fair solution, and exert their all reasonable efforts to minimize to the greatest possible extent any damages incurred.

18.3 Attachments

18.3.1             The attachments hereto shall constitute an integral part of this Agreement and has equal legal validity.

18.4 Headings

18.4.1             The headings of each part of this Agreement are made solely for convenience of reference, and shall not constitute definition of, limitation to or expansion of this Agreement and its terms.

18.5 Severability

18.5.1             In the event that any provision of this Agreement or its application to any person or circumstances is declared to be null and void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances shall be unaffected.

18.6 Confidentiality

18.6.1             Each Partner hereto shall maintain the strict confidentiality of the other Partners’ business secrets obtained by such Partner from the negotiation, execution and performance of this Agreement. The Limited Partners shall also maintain the strict confidentiality of the operation information of the Limited Partnership known by then through the semiannual reports, annual reports, financial books and the Partners’ Meeting.

18.7 Execution and Counterparts

18.7.1             This Agreement is executed in five (5) copies by the Parties hereto, one original shall be submitted to the registration authority for record, and the remainder shall be kept in the business premise by the General Partner for reference, and each original shall have the same legal effect.

18.7.2             All the Partners unanimously agree that, except for the originals set forth under Article 18.7.1, the General Partner will submit to each Limited Partner a copy of Limited Partnership Agreement executed solely by the General Partner and such Limited Partner, the content of which is consistent with the aforementioned originals, while the Schedule A “Table of Partners and their respective capital contribution” will only list the capital contribution situation and basic information of such Limited Partner, not the capital contribution situation and basic information of other Partners. In the event that Schedule A hereto changes in accordance with this Agreement, the changed Schedule A or the newly executed original of the Limited Partnership Agreement (if any) shall also be kept in the operation premise by the General Partner for reference in addition to submitted to the AIC. All the Partners unanimously confirm to fully agree with the above arrangement without any objection.

18.8 Effective Date

18.8.1             This Agreement shall take effect on any Limited Partner upon such Limited Partner’s execution of this Agreement.  The execution date hereof shall be the date of the execution of this Agreement of the last Partner, and shall be binding on all the Partners as of such date.

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IN WITNESS WHEREOF, the following Parties have executed this Agreement on the date first written above:

General Partner:

Seal of the Company:

Legal Representative (Signature/Seal):

IN WITNESS WHEREOF, the following Parties have executed this Agreement on the date first written above:

Name of the Limited Partner:

Seal of the Entity Partner/ Signature of the Individual Partner:

Legal Representative/ Designated Representative of the Executive Partner of the Entity Partner (Signature/Seal):

Schedule A: Partners and Capital Contribution